Exhibit 10.67

[EXECUTION VERSION]

MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
BY AND BETWEEN
KBSII REIT ACQUISITION I, LLC, a Delaware limited liability company, and
KBSII REIT ACQUISITION II, LLC, a Delaware limited liability company
(each, a “Seller”, and collectively, “Seller”)
AND
100-600 Campus Drive, LLC, a New Jersey limited liability company
(“Buyer”)

[Park Avenue at Morris County, 100-600 Campus Drive, Florham Park, New Jersey]

	6.1	Seller’s Deliveries into Escrow	12
	6.2	Buyer’s Deliveries into Escrow	13
	6.3	Closing Statements/Escrow Fees	13
	6.4	Post-Closing Deliveries	13
7.	CONDITIONS TO BUYER’S AND SELLER’S OBLIGATIONS		13
	7.1	Conditions to Buyer’s Obligations	13
	7.2	Conditions to Seller’s Obligations	14
8.	CLOSE OF ESCROW; POSSESSION		15
9.	ESCROW		15
	9.1	Closing	15
	9.2	Escrow and Title Charges	16
	9.3	Procedures Upon Failure of Condition	17
10.	PRORATIONS		17
	10.1	Collected Rent	17
	10.2	Operating Costs and Additional Rent Reconciliation	18
	10.3	Taxes and Assessments	19
	10.4	Contracts	19
	10.5	Tenant Deposits	19
	10.6	Utilities and Utility Deposits	19
	10.7	Owner Deposits	20
	10.8	Percentage Rents	20
	10.9	Cash Balances	20
	10.10	Final Adjustment After Closing	21
11.	SELLER’S REPRESENTATIONS AND WARRANTIES; AS-IS		21
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	11.1	Seller’s Representations and Warranties	21
	11.2	As-Is	24
12.	BUYER’S COVENANTS; REPRESENTATIONS AND WARRANTIES; RELEASE; ERISA; INDEMNIFICATION		26
	12.1	Basic Terms and Definitions	26
	12.2	Basic Terms and Definitions	27
	12.3	Basic Terms and Definitions	28
13.	DEFAULT AND DAMAGES		29
	13.1	DEFAULT BY NUMBER	29
	13.2	Default by Seller	29
14.	BROKER’S COMMISSIONS		30
15.	MISCELLANEOUS PROVISIONS		31
	15.1	Notices	31
	15.2	Assignment; Binding on Successors and Assigns	32
	15.3	Work Product	33
	15.4	Further Assurances	33
	15.5	Attorney’s Fees	33
	15.6	Survival of Representations, Warranties, Covenants, Obligations and Agreements	33
	15.7	Entire Agreement	34
	15.8	Governing Law	35
	15.9	Counterparts	35
	15.10	Headings; Construction	35
	15.11	Time of Essence	35
	15.12	Partial Validity; Severability	35
3

15.13	No Third Party Beneficiaries	35
15.14	Intentionally Omitted	35
15.15	Joint Product of Parties	35
15.16	Calculation of Time Periods	35
15.17	Procedure for Indemnity	36
15.18	Waiver of Jury Trial	36
15.19	No Personal Liability	36
15.20	Joint and Several Liability	36
15.21	Bulk Sale	36
15.22	Interpretation	37
15.23	Post-Closing Net Worth Requirement	38

4

MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
THIS MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “Agreement”) is made and entered into as of October 22, 2019, (the “Effective Date”) between KBSII REIT ACQUISITION I, LLC, a Delaware limited liability company (the “100-200 Seller”), and KBSII REIT ACQUISITION II, LLC, a Delaware limited liability company (the “300-600 Seller”, and collectively with 100-200 Seller, each, a “Seller”, and collectively, “Seller”), and 100-600 Campus Drive, LLC, a New Jersey limited liability company (“Buyer”), with reference to the following:
A.100-200 Seller presently is the sole member of KBSII 100-200 CAMPUS DRIVE, LLC, a Delaware limited liability company (the “100-200 Property Owner”) under that certain Amended and Restated Limited Liability Company Agreement of KBSII 100-200 CAMPUS DRIVE, LLC dated as of March 26, 2018 (the “100-200 Operating Agreement”).
B.300-600 Seller presently is the sole member of KBSII 300-600 CAMPUS DRIVE, LLC, a Delaware limited liability company (the “300-600 Property Owner”, and together with the 100-200 Property Owner, the “Property Owners”) under that certain Amended and Restated Limited Liability Company Agreement of KBSII 300-600 CAMPUS DRIVE, LLC dated as of July 9, 2013 (the “300-600 Operating Agreement”, and together with the 100-200 Operating Agreement, the “Operating Agreements”).
C.Buyer desires to directly or indirectly acquire, and the Seller desires to sell, all of the member interests in the Property Owners (the “Interests”).
E.The Property Owners are the owners of the improved real property (the “Real Property”) described in Exhibit A attached hereto, together with the buildings and all other improvements located thereon (collectively, the “Improvements”); all references hereinafter made to the Real Property shall be deemed to include all rights, privileges, easements and appurtenances benefiting the Real Property and/or the Improvements situated thereon, including, without limitation, all mineral and water rights and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Real Property. In addition, the Property Owners, collectively (a) own the personal property, equipment, supplies and fixtures (collectively, the “Personal Property”) listed on Exhibit B attached hereto or that are otherwise left on the Real Property at the Close of Escrow (as defined in Section 8.1 hereof) to the extent owned by the Property Owners, (b) are the lessors under the leases listed on Exhibit C-1 attached hereto (the “Leases”), and (c) are parties to the contracts listed on Exhibit C-2 and Exhibit C-3 attached hereto and all contracts hereafter entered into by Property Owners to the extent permitted by the provisions of this Agreement (the “Contracts”). The Real Property, the Improvements, the Personal Property, the Leases, the Contracts, and any and all licenses, approvals, certificates, permits, warranties, guaranties, indemnities, plans, maps, rental contracts, and other documents and instruments pertaining to the Real Property or Personal Property therein in which the Property Owners have an interest (the “Intangible Property”) are sometimes hereinafter collectively referred to as the “Property.” Notwithstanding anything to the contrary contained herein, the term “Property” shall expressly exclude any Rents (as such term is defined in Section 10.1 hereof) or any other amounts payable by tenants under the Leases for periods prior to the Close of Escrow (as such term is defined in Section 8.1 hereof), any Rents or other amounts payable by any former tenants of the Property, and any judgments, stipulations, orders, or settlements with the tenants under the Leases or former tenants of the Property to the extent related to the period prior to the Close of Escrow, in accordance with Section 10 hereof.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.1BASIC TERMS AND DEFINITIONS; REFERENCES
1.1Basic Terms and Definitions.
Effective Date. The effective date of this Agreement shall be the date set forth above (“Effective Date”).
(a)Closing Date. The last day that Close of Escrow may occur shall be December 16, 2019, at 1:30 p.m. (California time) (the “Closing Date”).
(b)Title Review Period. The “Title Review Period” shall end October 30, 2019, at 5:00 p.m. (California time).
(c)Due Diligence Period. The “Due Diligence Period” shall end on October 30, 2019, at 5:00 p.m. (California time).
(d)Escrow Holder. The escrow holder shall be Commonwealth Land Title Insurance Company (“Escrow Holder”), whose address is 4100 Newport Place Drive, Suite 120, Newport Beach, California 92660, Escrow Officer: Joy Eaton; Telephone: (949) 724-3145; E-Mail: joyeaton@cltic.com.
(e)Title Company and Agent. The title company shall be Commonwealth Land Title Insurance Company, whose address is 888 S. Figueroa Street, Suite 2100, Los Angeles, California 90017, Title Coordinator: Amy Musselman; Telephone: (213) 330-3041; E-Mail: asmusselman@cltic.com (“Title Company”), and the Title Agent shall be Riverside Abstract, whose address is 3839 Flatlands Avenue, Suite 208, Brooklyn, New York 11234, Attn: Shaul C. Greenwald, Esq.; Telephone: (718) 252-4200; E-Mail: sgreenwald@rsabstract.com (“Title Agent”).
Notwithstanding anything herein to the contrary, to the extent the Title Agent:
(i)requires from Seller anything not required by the Title Company in connection with the issuance of the Title Policy and/or any endorsements issued in connection therewith, or
(ii)is unwilling to accept from Seller the form of owner’s affidavit accepted by the Title Company in connection with the issuance of the Title Policy, or

(iii)is unwilling to insure over or indorse over any title exceptions that the Title Company is willing to indorse or insure over, then Seller shall have the right, in its sole and absolute discretion, to replace the Title Agent with the Title Company, and the Title Company shall issue the Title Policy without the involvement of the Title Agent; it being understood and agreed by Buyer that Seller will not be providing to the Title Agent any documentation with respect to the formation of Property Owners or the authority of Seller to enter into the transaction contemplated by this Agreement other than certificates of good standing from the state in which Seller and Property Owners were formed, a certificate of qualification from the Secretary of the State of New Jersey for the Property Owners, certified copies of Seller’s certificate of formation filed with the Secretary of State of the State of Delaware, resolutions of Seller authorizing the transactions contemplated by this Agreement, copies of the Operating Agreements, and such other documents and certificates reasonably required by the Title Company to issue the Title Policy (the “Entity Documents”), in the form required by this Agreement, subject only to the Permitted Exceptions and without special premium to Buyer.
1.2References. All references to Exhibits refer to Exhibits attached to this Agreement and all such Exhibits are incorporated herein by reference. The words “herein,” “hereof,” “hereinafter” and words of similar import refer to this Agreement as a whole and not to any particular Section hereof.
2.PURCHASE AND SALE
Subject to the terms and conditions of this Agreement, Seller agrees to sell, assign and transfer to Buyer and Buyer agrees to purchase from Seller, for the purchase price set forth in Section 3 hereof, all of Seller’s right, title and interest in and to the Interests.
3.PURCHASE PRICE AND DEPOSIT
3.1Purchase Price. The purchase price for the Interests shall be Three Hundred Twenty-Million Dollars ($320,000,000.00) (the “Purchase Price”).
3.2Payment of Purchase Price. The Purchase Price shall be payable as follows:
3.2.1Within two business days of the execution of this Agreement by Buyer and Seller, and as a condition precedent to the effectiveness hereof, Buyer shall deposit in escrow with Escrow Holder, in cash or current funds, the sum of Two Million and No/100 Dollars ($2,000,000.00) (the “Initial Deposit”). Immediately upon Escrow Holder’s receipt of the Initial Deposit (the “Opening of Escrow”), Escrow Holder shall invest the same in a federally insured interest-bearing account acceptable to Seller and Buyer, with all interest accruing thereon credited to the Purchase Price. For purposes of this Agreement, any interest accruing on the Initial Deposit from time to time shall be deemed part of the Initial Deposit. Upon the expiration of the Due Diligence Period, if Buyer has not previously terminated this Agreement by its terms, then: (i) Buyer shall deposit in escrow with Escrow Holder, in cash or current funds, the additional sum of Two Million and No/100 Dollars ($2,000,000.00) (the “Additional Deposit”), and (ii) the Initial Deposit and Additional Deposit (hereinafter referred to as the “Deposit”) shall become nonrefundable subject to the terms and conditions of this Agreement. The Deposit shall be held in escrow by Escrow Holder pursuant to the terms and conditions of this Agreement.
3.2.2Provided all the conditions in Section 7.1 hereof have been satisfied or waived by Buyer, Buyer shall deposit in cash or current funds with Escrow Holder no later than 1:30 p.m. (California time) on the Closing Date (as defined in Section 1.1(b) hereof) an amount equal to the Purchase Price, less the Deposit and all interest accrued thereon plus or minus applicable prorations pursuant to Section 10 hereof.
3.2.3The parties hereto acknowledge that the Real Property is comprised of multiple tax lots, and Property Owners are comprised of multiple limited liability companies. Notwithstanding anything elsewhere in this Agreement to the contrary, Buyer shall have the right to allocate portions of the Purchase Price across such tax lots or limited liability companies, as applicable, as Buyer shall elect in its sole and absolute discretion, so long as Buyer provides written notice of such allocation no less than ten (10) business days prior to the Closing Date.
3.3Disposition of Deposit Upon Failure to Close. If the Close of Escrow fails to occur due to Buyer’s default under this Agreement (all of the conditions to Buyer’s obligation to close having been satisfied or waived), then the disposition of the Deposit and all interest accrued thereon shall be governed by Section 13.1 hereof; if the Close of Escrow fails to occur due to Seller’s default under this Agreement (all of the conditions to Seller’s obligation to close having been satisfied or waived), then the disposition of the Deposit and all interest accrued thereon shall be governed by Section 13.2 hereof; and if the Close of Escrow fails to occur due to the failure of any of the conditions set forth in Sections 7.1 or 7.2 hereof other than as a result of Buyer’s or Seller’s default under this Agreement, then the disposition of the Deposit and all interest accrued thereon shall be governed by Section 9.3 hereof.
3.4Independent Contract Consideration. Additionally, at the same time as the deposit of the Deposit with the Escrow Holder, Buyer shall deliver to Seller in cash the sum of One Hundred and No/100 Dollars ($100.00) (the “Independent Contract Consideration”) which amount has been bargained for and agreed to as consideration for Buyer’s exclusive option to purchase the Interests and the right to inspect the Real Property as provided herein, and for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of all other consideration provided in this Agreement, and is nonrefundable in all events.
4.PROPERTY INFORMATION; TITLE REVIEW; INSPECTIONS AND DUE DILIGENCE; TENANT ESTOPPEL CERTIFICATES; CONFIDENTIALITY
4.1Property Information. Seller shall make available to Buyer within two (2) business days after the date of this Agreement, to the extent in Seller’s possession, and to the extent not already made available to Buyer, the following, all of which shall be made available for review and copying (at Buyer’s cost and expense) via electronic data room (with access provided to Buyer at no cost to Buyer), at the Real Property or at the Property Owners’ local property manager’s offices (collectively, the “Property Information”):

(a)the Leases;
(b)a current rent roll for the Real Property, indicating rents collected, scheduled rents and concessions, delinquencies, and security deposits held (collectively, the “Rent Rolls”);
(c)the most current operating statements for the Real Property, if available (collectively, the “Operating Statements”);
(d)copies of the Contracts;
(e)existing land title surveys, if any, for the Real Property (collectively, the “Existing Surveys”);
(f)any environmental, soils and/or engineering reports prepared for the Property Owners or their predecessors;
(g)ad valorem tax bills, notices, assessed valuations, protests and other similar documents for the last three (3) years;
(h)material written notices received from or delivered to governmental authorities during the last three (3) years;
(i)insurance loss runs with respect to the Property for the most recent three (3) years;
(j)all licenses, permits and approvals pertaining to the operation and management of the Property to the extent located at the Property Owners’ local property manager’s offices; and
(k)the Operating Agreements and certification of formations for the Seller.
Under no circumstances shall Buyer be entitled to review any appraisals relating to the Property or any internal financial audits relating to the Property.
4.2Title and Survey Review; Title Policy.
4.2.1Delivery of Title Report. Buyer acknowledges that it has received from the Title Company a preliminary title report or title commitment covering the Real Property (the “Title Report”), together with copies of all documents (collectively, the “Title Documents”) referenced in the Title Report. Buyer, at its option and expense, may (a) obtain a new survey for the Real Property or (b) cause one or more of the Existing Surveys to be updated or recertified. Buyer understands and acknowledges that if Buyer elects to obtain a new survey or an updated or recertified survey for the Real Property the completion and/or delivery of the surveys or updated or recertified surveys shall not be a condition precedent to the Close of Escrow. Notwithstanding the foregoing, Buyer further acknowledges that Seller makes no representations or warranties, and Seller shall have no responsibility, with respect to the completeness of the Title Documents made available to Buyer by the Title Company.

4.2.2Title Review and Cure. Commencing from the date of this Agreement and continuing through and including the Title Review Period, Buyer shall have the right to approve or disapprove the condition of title to the Real Property. On or before the expiration of the Title Review Period, Buyer shall deliver to Seller and Escrow Holder written notice (“Buyer’s Title Notice”) of Buyer’s approval or disapproval of the matters reflected in the Title Report and any Existing Survey; Buyer’s Title Notice delivered by Buyer to Seller must state that it is a “Buyer’s Title Notice being delivered in accordance with the provisions of Section 4.2.2 of the Purchase Agreement.” The failure of Buyer to deliver to Seller Buyer’s Title Notice on or before the expiration of the Title Review Period shall be deemed to constitute Buyer’s approval of the condition of title to the Real Property, other than those title matters, if any, that Seller is expressly obligated to remove in accordance with this Agreement. If Buyer disapproves any matter of title shown in the Title Report or Existing Survey for the Real Property in Buyer’s Title Notice, then Buyer shall be deemed to have elected to terminate this Agreement, in which event the Deposit shall be immediately returned to Buyer and Buyer shall immediately return all Property Information to Seller, whereupon this Agreement shall automatically terminate, the parties shall be released from all further obligations under this Agreement (except pursuant to any provisions which by their terms survive a termination of this Agreement). Notwithstanding anything stated to the contrary herein, Seller covenants and agrees to remove (or cause to be removed) from the Property (which obligation shall be deemed satisfied if the same is insured over and the amount secured by any of the instruments referenced in clauses (a) and (b) below have been paid and the holders of the same are obligated to cause the same to be released from the Property) concurrently with the Close of Escrow (a) all deeds of trust, mortgages and/or other debt instruments to the extent executed by the Property Owners or expressly assumed by the Property Owners in writing, and (b) any other monetary liens (other than mechanic’s liens that are considered Permitted Exceptions) which are of an ascertainable amount, and do not exceed $500,000 in the aggregate and are capable of being removed upon the payment of no more than $500,000 in the aggregate.
4.2.3Delivery of Title Policy at Closing. As a condition precedent to the Close of Escrow, the Title Company shall have issued and delivered to Buyer, or shall have committed to issue and deliver to Buyer, with respect to the Real Property, a Standard Coverage Owner’s Policy of Title Insurance (2006 Form) (the “Title Policy”) issued by the Title Company as of the Closing Date, in the amount of the Purchase Price insuring the Property Owners as owners of good, marketable and indefeasible fee simple title to the Real Property, subject only to the Permitted Exceptions (as hereinafter defined) at standard rates and without additional premium to Buyer. For purposes of this Agreement, “Permitted Exceptions” shall mean and include (a) any lien to secure payment of real estate taxes, including special assessments, not delinquent, (b) all matters which could be revealed or disclosed by a physical inspection or a survey of the Real Property and matters affecting the Real Property which are created by or with the written consent of Buyer or which do not materially and deleteriously affect Buyer’s contemplated use of the Real Property, (c) the rights of the tenants under the Leases affecting the Real Property, (d) all exceptions disclosed by the Title Report relating to the Real Property and which are approved or deemed approved by Buyer in accordance with Section 4.2.2 hereof, (e) any exception for liens (and/or potential liens) for services, labor or materials heretofore or hereafter furnished to the Property for which Buyer is entitled to a credit at Closing pursuant to this Agreement, for which Buyer is expressly responsible for payment under the terms of this Agreement, and/or which arises from any services, labor or materials contracted for by any tenant at the Property and with respect to which any such tenant is responsible for payment under the terms of its Lease, and (f) all applicable laws, ordinances, rules and governmental regulations (including, without limitation, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Real Property.
4.2.4Multiple Policies. Notwithstanding anything in this Agreement to the contrary, Buyer shall have the right to insure title to the Real Property pursuant to one or more Title Policies covering some or all of the tax lots comprising the Real Property. If Buyer elects to purchase multiple Title Policies, then Buyer shall be permitted to allocate the Purchase Price across the Title Policies, determined in its sole and absolute discretion, so long as no additional burdens or material obligations are imposed upon Seller.
4.3Inspections; Due Diligence Period.
4.3.1Inspections in General. Commencing from the Effective Date and continuing through and including the expiration of the Due Diligence Period, Buyer, its agents, and employees shall have a limited license (the “License”) to enter upon the Real Property for the purpose of making non-invasive inspections at Buyer’s sole risk, cost and expense. Before any such entry, Buyer shall provide Seller and Property Owners with a certificate of insurance naming Seller and Property Owners as an additional insured and with an insurer and insurance limits and coverage reasonably satisfactory to Seller. In addition, but solely to the extent of any employees engaged in such inspection (if any), Buyer, its agents, contractors, or subcontractors shall maintain, and shall have provided evidence reasonably satisfactory to Seller of Workers Compensation Insurance (including a Waiver of Subrogation endorsement in favor of Seller) with coverage amounts required by the applicable statutes of either the state where (a) such entry occurs, or (b) employees of the Buyer, its agents, contractors, or subcontractors, as applicable, are domiciled. All of such entries upon the Real Property shall be at reasonable times during normal business hours and after at least twenty-four (24) hours prior notice (including telephonic or e-mail notice) to Seller or Seller’s agent, and Seller or Seller’s agent shall have the right to accompany Buyer during any activities performed by Buyer on the Real Property. Notwithstanding anything stated to the contrary herein, Buyer shall have no right to inspect any of the occupied space in the Real Property, and Buyer shall not contact or speak to any of the tenants under the Leases, unless Buyer provides Seller with no less twenty-four (24) hours prior written notice of such intention and Seller or Seller’s representative is present during such inspections and/or discussions with tenants; any discussions with tenants shall immediately cease at the tenant’s request and any discussions with tenants must be limited to their existing tenancy and premises and may not involve any lease renegotiations. Seller agrees to make itself or its representatives reasonably available to be present during Buyer’s inspections and/or discussions with tenants. Inspections by Buyer shall not interfere with the rights of tenants. At Seller’s request, Buyer shall provide Seller (at no cost to Seller) with a copy of the results of any tests and inspections made by Buyer, excluding only market and economic feasibility studies. If any inspection or test disturbs the Real Property, Buyer will restore the Real Property to the same condition as existed before the inspection or test. Buyer shall defend, indemnify Seller and hold Seller, Seller’s trustees, officers, tenants, agents, contractors and employees and the Real Property harmless from and against any and all losses, costs, damages, claims, or liabilities, including but not limited to, mechanics’ and materialmens’ liens and Seller’s reasonable attorneys’ fees, arising out of or in connection with Buyer’s, or its agents’, contractors’, employees’, or invitees’ entry upon or inspection of the Real Property, except to the extent caused by the gross negligence or willful misconduct of Seller or Seller’s trustees, officers, tenants, agents, contractors or employees. The License shall be revoked upon termination of this Agreement. The provisions of this Section 4.3.1 shall survive the Close of Escrow or the earlier termination of this Agreement.
4.3.2Environmental Inspections. The inspections under Section 4.3.1 may include non-invasive Phase I environmental inspections of the Real Property, but no Phase II environmental inspections or other invasive inspections or sampling of soil or materials, including without limitation construction materials, either as part of the Phase I inspections or any other inspections, shall be performed without the prior written consent of Seller, which may be withheld in its sole and absolute discretion, and if consented to by Seller, the proposed scope of work and the party who will perform the work shall be subject to Seller’s review and approval. At Seller’s request, Buyer shall deliver to Seller (at no cost to Seller) copies of any Phase II or other environmental reports to which Seller consents as provided above.
4.3.3Termination During Due Diligence Period. If Buyer determines, in its sole discretion for any reason or no reason (other than for reasons relating to environmental matters or other matters relating to the physical condition of the Real Property), before the expiration of the Due Diligence Period, that the Property and/or the Interests are unacceptable for Buyer’s purposes, Buyer shall have the right to terminate this Agreement by giving to Seller notice of termination (“Termination Notice”) before the expiration of the Due Diligence Period (which notice may be transmitted via e-mail to Seller and Seller’s attorney), in which event the Deposit shall be immediately refunded to Buyer (together with all interest earned thereon), Buyer shall immediately return all Property Information to Seller and, except for those provisions of this Agreement which expressly survive the termination of this Agreement, the parties hereto shall have no further obligations hereunder. If Buyer fails to deliver a Termination Notice to Seller on or before the expiration of the Due Diligence Period, then Buyer shall be deemed to be satisfied with all aspects of all the Property and the Interests, including, without limitation, the condition and suitability of all the Property for Buyer’s intended use, and Buyer shall be obligated to acquire the Interests in accordance with the provisions of this Agreement. Buyer’s delivery of a Termination Notice to Seller shall constitute Buyer’s election to terminate this Agreement as provided above in this Section 4.3.3. Buyer acknowledges and agrees that Buyer has reviewed, and approved, all environmental matters relating to the Real Property and relating to the physical condition of the Real Property, and that Buyer shall have no right to terminate this Agreement as provided in this Section 4.3 to the extent arising out of any environmental matters relating to the Real Property and/or any matters relating to the physical condition of the Real Property.
4.4Tenant Estoppel Certificates; SNDAs. Seller shall endeavor to secure and deliver to Buyer by the Closing Date estoppel certificates for all Leases consistent with the information in the Rent Rolls and substantially in the form attached hereto as Exhibit D or such form as may be required under the applicable Leases and disclosing no material uncured defaults by the landlord under such Lease. Buyer may terminate this Agreement upon two (2) business days written notice to Seller if, no less than three (3) business days prior to the Closing Date, Seller fails to deliver to Buyer estoppel certificates substantially in the form attached hereto as Exhibit D or such form as may be required under any particular Lease and disclosing no material uncured defaults by the landlord under such Lease (“Tenant Estoppel Certificates”), executed by tenants under Leases covering at least seventy-five percent (75%) of the leased rental floor area of the Real Property and meeting the foregoing requirements. Seller will provide Buyer with the executed Tenant Estoppel Certificates promptly upon receipt thereof by Seller. Buyer shall be deemed to have approved an executed Tenant Estoppel Certificate unless it notifies Seller in writing of its disapproval of the same within the earlier to occur of (i) three (3) business days following its receipt of the same and (ii) the Closing Date.
Following the expiration of the Due Diligence Period (and not until the expiration of the Due Diligence Period), Buyer shall be entitled, with respect to any Tenant Estoppel Certificate that Buyer has received and approved in writing (or waived in writing its right to receive and approve), to deliver to such tenants for signature subordination, non-disturbance and attornment agreements (“SNDA’s”) provided Buyer provides to Seller, not less than thirty (30) days prior to the Closing Date, the form of SNDA (which SNDA must contain language making it clear that the SNDA shall be of no force or effect until the Closing occurs under this Agreement). Under no circumstances shall Buyer’s receipt of executed SNDA’s from tenants be a condition precedent to Buyer’s obligation to consummate the transaction contemplated under this Agreement.
4.5Contracts. After the Close of Escrow, the Property Owners shall continue to be responsible for all obligations arising under the Contracts, provided that, after the Close of Escrow, the Property Owners shall have a right to terminate any Contract in accordance with the terms of such Contract, in the Property Owners’ sole and absolute discretion. In addition, to the extent that any of the work being performed under the construction contracts listed in Exhibit C-3 (“Construction Contracts”) attached hereto is not completed or paid for prior to the Closing Date, Buyer shall be entitled to a credit towards the Purchase Price equal to the remaining balance under such Construction Contracts, but only to the extent (a) the same remains unpaid as of the Closing Date,  and (b) Buyer has not otherwise received a credit towards the Purchase Price for such unpaid work under such Construction Contracts in the form of tenant improvement allowances for such tenants as reflected on Schedule 1-2 and pursuant to Section 5.3 hereof.   In connection with the foregoing, prior to the Closing Date, upon written request by Buyer, Seller shall provide to Buyer evidence reasonably satisfactory to Buyer confirming the amounts, if any, that remain owing under the Construction Contracts.
4.6Confidentiality. Prior to the Close of Escrow or in the event the Close of Escrow never occurs, the Property Information and all other information, other than matters of public record or matters generally known to the public, furnished to, or obtained through inspection of the Real Property and/or the Interests by, Buyer, its affiliates, lenders, employees, attorneys, accountants and other professionals or agents relating to the Real Property and/or the Interests, will be treated by Buyer, its affiliates, lenders, employees and agents as confidential, and will not be disclosed to anyone (except as reasonably required in connection with Buyer’s evaluation of the Real Property and the Interests) except to Buyer’s consultants who agree to maintain the confidentiality of such information, and will be returned to Seller by Buyer if the Close of Escrow does not occur. The terms of this Agreement will not be disclosed to anyone prior to or after the Close of Escrow except to Buyer’s and Seller’s members, managers, investors, consultants, lenders and equity sources who agree to maintain the confidentiality of such information and Seller and Buyer agree not to make any public announcements or public disclosures or communicate with any media with respect to the subject matter hereof without the prior written consent of the other party (in their sole and absolute discretion). The confidentiality provisions of this Section 4.6 shall not apply to any disclosures made by Buyer or Seller as required by law, by court order, or in connection with any subpoena served upon Buyer or Seller; provided Buyer and Seller shall provide each other with written notice before making any such disclosure. Notwithstanding the foregoing and anything to the contrary in this Agreement, nothing contained herein shall impair Seller’s (or any Seller affiliate’s) right to disclose information relating to this Agreement, the Interests or the Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Seller or its affiliates, (b) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the United States Securities and Exchange Commission) by any REIT holding an interest (direct or indirect) in Seller, and (c) to any broker/dealers in the Seller’s or any REIT’s broker/dealer network and any of the REIT’s or Seller’s investors.
5.OPERATIONS AND RISK OF LOSS
5.1Ongoing Operations. During the pendency of this Agreement, but subject to the limitations set forth below, Seller shall cause the Property Owners to carry on its businesses and activities relating to the Real Property substantially in the same manner as it did before the date of this Agreement, including, without limitation, by continuing to maintain all insurance policies carried by Seller with respect to the Property as of the Effective Date so long as such insurance policies can be maintained at commercially reasonable rates. Between the Effective Date and the Closing Date, Seller shall not permit the Property Owners to voluntarily encumber the Property with any easement, covenant, restriction, lien or encumbrance, or exception to title to which either (i) Buyer has not given its prior written consent or (ii) is not capable of being satisfied by Seller on or prior to the Closing Date. The new and pending lease transactions (the “New and Pending Lease Transactions”) reflected on Schedule 1-1 and Schedule 1-2 attached hereto shall be deemed approved by Buyer for purposes of this Agreement.
5.2New Contracts. Beginning on the Effective Date, Seller will not permit the Property Owners to enter into any contract that will be an obligation affecting the Real Property subsequent to the Close of Escrow (except contracts entered into in the ordinary course of business that are terminable without cause on 30-days’ notice), without the prior written consent of the Buyer, which may be withheld in Buyer’s sole discretion; provided, however, Buyer’s consent shall not be required for any contracts required to enable the Property Owners to comply with the terms of the Leases or required to address any health, safety or zoning conditions at the Property (the “Required Contracts”). Buyer shall receive a credit at Closing for the unpaid amounts, if any, under any Required Contracts that Seller has caused the Property Owners to enter into under the provisions of this Section 5.2 to the extent Buyer did not consent to the same.
5.3Leasing Arrangements. Prior to the expiration of the Due Diligence Period, Seller may cause the Property Owners to, without Buyer’s consent, enter into new leases of space in the Real Property and amendments, expansions and renewals of the Leases, in each case on commercially reasonable terms, provided that Seller provides Buyer with prior written notice of the same. Following the expiration of the Due Diligence Period, except for the New and

Pending Lease Transactions, Seller shall obtain Buyer’s consent, which may be withheld in Buyer’s sole discretion, before causing the Property Owners to enter into any new lease of space in the Real Property and before entering into a Lease amendment, expansion, or renewal; provided, however, Buyer’s consent shall not be required for any Lease amendment, expansion and/or renewal which is provided for in the Lease and with respect to which the Property Owners do not have any discretion. Buyer shall be deemed to have consented to any new lease or any Lease amendment, expansion, or renewal if it has not rejected Seller’s request within five (5) days after its receipt of Seller’s written request for consent, together with a copy of the Lease amendment, expansion, or renewal or the new lease. At the Close of Escrow, (a) Buyer shall reimburse Seller for commissions, legal fees, the cost of tenant improvements, and all other leasing costs and expenses paid by the Property Owners with respect to all New and Pending Lease Transactions entered into and listed on Schedule 1-1 attached hereto and with respect to all other Lease amendments, expansions or renewals or new leases that were entered into pursuant to this Section 5.3 between the Effective Date and the Close of Escrow, and (b) Buyer shall be entitled to a credit towards the Purchase Price equal to the leasing commissions, tenant improvement allowances and free rent credits referred to in Schedule 1-2 attached hereto to the extent such transaction has been entered into and the amounts set forth on Schedule 1-2 attached hereto remain unpaid and due and owing as of the Close of Escrow.
5.4Damage or Condemnation. Risk of loss resulting from any condemnation or eminent domain proceeding which is commenced or has been threatened against the Real Property before the Close of Escrow, and risk of loss to the Real Property due to fire, flood or any other cause before the Close of Escrow, shall remain with Seller. If before the Close of Escrow the Real Property or any portion thereof shall be materially damaged, or if the Real Property or any material portion thereof shall be subjected to a bona fide threat of condemnation or shall become the subject of any proceedings, judicial, administrative or otherwise, with respect to the taking by eminent domain or condemnation, then Buyer may elect not to acquire the Interests by delivering written notice of such election to Seller within fifteen (15) days after Buyer learns of the damage or taking, in which event Buyer shall no longer be obligated to purchase, and Seller shall no longer be obligated to sell, the Interests. If the Closing Date is within the aforesaid 15-day period, then the Close of Escrow shall be extended to the next business day following the end of said 15-day period. If no such election is made, and in any event if the damage is not material, this Agreement shall remain in full force and effect, and the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment. For purposes of this Section 5.4, the phrase(s) (i) “Material damage” or “Materially damaged” means damage reasonably exceeding five percent (5%) of the Purchase Price of the Interests, and (ii) “material portion” means any portion of the Real Property that has a “fair market value” exceeding five percent (5%) of the Purchase Price of the Interests.
5.5Reliance Letters. During the pendency of this Agreement, Seller shall reasonably cooperate (at no cost, expense, liability or potential liability to Seller) with Buyer’s efforts to obtain reliance letters for any existing property condition reports with respect to all or any portion of the Property.

6.SELLER’S AND BUYER’S DELIVERIES
6.1Seller’s Deliveries into Escrow. No less than one (1) business day prior to the Closing Date, Seller shall deliver, or cause to be delivered, into Escrow (as such term is defined in Section 9 hereof) to the Escrow Holder the following:
(a)Assignment. An assignment and assumption of the Interests (the “Assignment”) in the form attached hereto as Exhibit E and made a part hereof, duly executed by Seller, conveying to Buyer the Interests.
(b)Operating Agreement Amendments. Amendments (collectively, the “Operating Agreement Amendments”) to the Operating Agreements for the Property Owners in the form agreed to in writing by Seller and Buyer (in their sole and absolute discretion) prior to the expiration of the Due Diligence Period.
(c)Resignations. Written resignations of all managers, officers and/or directors of the Property Owners, if any.
(d)State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of the Interests.
(e)FIRPTA. A certificate executed by Seller stating that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980.
(f)Seller’s Residency Certification/Exemption. A State of New Jersey Seller’s Residency Certification/Exemption, if required by applicable law.
(g)Affidavit of Consideration. A State of New Jersey Affidavit of Consideration for Use by Seller, if required by applicable law.
(h)Evidence of Authority. The Entity Documents.
(i)Rent Roll. An updated Rent Roll dated no earlier than three (3) Business Days prior to the Closing Date.
(j)Balance Sheet. A balance sheet (“Balance Sheet”) of each Property Owner dated no later than the first (1st) day of the month in which the Closing occurs, reflecting all liabilities of any kind (whether actual, contingent or otherwise) accrued through the date of the Balance Sheet, other than liabilities which will be paid in full through the Escrow Agent from the Purchase Price proceeds at Closing.
(k)Estoppels and SNDAs. To the extent not previously delivered to Buyer, each of the Tenant Estoppel Certificates and SNDAs obtained by Seller pursuant to Section 4.4 of this Agreement.
(l)Seller’s Reaffirmation. A certificate of Seller confirming whether the representations and warranties made by Seller in Section 11.1 hereof continue to be true and correct in all material respects as of the Closing Date.
(m)Owner’s Affidavit. An owner’s affidavit in form and substance of the affidavit attached hereto as Exhibit I, duly executed by Seller.

(n)Additional Documents. Any additional documents that Escrow Holder or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.
6.2Buyer’s Deliveries into Escrow. No less than one (1) business day prior to the Closing Date, Buyer shall deliver into Escrow to the Escrow Holder the following:
(a)Purchase Price. The Purchase Price, less the Deposit that is applied to the Purchase Price, plus or minus applicable prorations, in accordance with Section 3.2.2, in immediate, same day federal funds wired for credit into the Escrow Holder’s escrow account; provided, notwithstanding the foregoing to the contrary, the same may be deposited by Buyer on the Closing Date no later than 1:00 p.m. (California time).
(b)Assignment. The Assignment, duly executed by Buyer.
(c)Affidavit of Consideration. A State of New Jersey Affidavit of Consideration for Use by Buyer, if required by applicable law.
(d)State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of the Interests.
(e)Additional Documents. Any additional documents that Escrow Holder or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.
6.3Closing Statements/Escrow Fees. Concurrently with the Close of Escrow, Seller and Buyer shall deposit with the Escrow Holder executed closing statements consistent with this Agreement in the form required by the Escrow Holder.
6.4Post-Closing Deliveries. Immediately after the Close of Escrow, to the extent in Seller’s or the Property Owners’ possession, Seller shall deliver to the offices of Buyer’s property manager: the original Leases; copies or originals of all Contracts, receipts for deposits, and unpaid bills; all keys, if any, used in the operation of the Real Property; all tax information relating to the Property Owners, and, if in Seller’s or the Property Owners’ possession, any “as-built” plans and specifications of the Improvements.
7.CONDITIONS TO BUYER’S AND SELLER’S OBLIGATIONS
7.1Conditions to Buyer’s Obligations. The Close of Escrow and Buyer’s obligation to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions for Buyer’s benefit (or Buyer’s waiver thereof, it being agreed that Buyer may waive any or all of such conditions) on or prior to the Closing Date or on the dates designated below for the satisfaction of such conditions:
(a)All of Seller’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, subject to any qualifications hereafter made to any of Seller’s representations as provided for in Section 11.1 hereof;
(b)As of the Closing Date, Seller shall have performed its respective obligations hereunder and all deliveries to be made at Close of Escrow by Seller shall have been tendered;
(c)There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Seller or against the Property Owners that are not covered by insurance;
(d)There shall exist no pending or threatened action, suit or proceeding with respect to Seller or the Property Owners before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby;
(e)Subject to Section 4.4 above, no less than three (3) business days prior to the Closing Date (as the same may be extended under the terms of this Agreement), Seller shall have delivered or caused to be delivered to Buyer, Tenant Estoppel Certificates complying with the provisions of Section 4.4 above, which Tenant Estoppel Certificates shall be consistent with the information set forth in the Rent Rolls; and
(f)As of the Closing Date, there shall have been no material adverse changes since the expiration of the Due Diligence Period in the condition of the Property (including, but not limited to, the Leases (except for any amendments to the Leases provided for under this Agreement and except for the expiration of any Lease pursuant to the express terms of any Lease), except any changes in the condition of the Property covered by the provisions of Section 5.4 herein.
(g)The Title Company shall be irrevocably committed to issue the Title Policy to the Property Owners effective as of the Closing Date, subject only to the Permitted Exceptions and without additional premium to Buyer.
If, notwithstanding the nonsatisfaction of any such condition, the Close of Escrow occurs, there shall be no liability on the part of Seller for breaches of representations and warranties of which Buyer had knowledge as of the Close of Escrow.
7.2Conditions to Seller’s Obligations. The Close of Escrow and Seller’s obligations to consummate the transaction contemplated by this Agreement are subject to the satisfaction of the following conditions for Seller’s benefit (or Seller’s waiver thereof, it being agreed that Seller may waive any or all of such conditions) on or prior to the Closing Date or the dates designated below for the satisfaction of such conditions:
(a)All of Buyer’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date;

(b)As of the Closing Date, Buyer has performed its obligations hereunder and all deliveries to be made at Close of Escrow by Buyer shall have been tendered including, without limitation, the deposit with Escrow Holder of the amounts set forth in Section 6.2(a) hereof;
(c)There shall exist no actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, pending or threatened against Buyer that would materially and adversely affect Buyer’s ability to perform its obligations under this Agreement;
(d)There shall exist no pending or threatened action, suit or proceeding with respect to Buyer before or by any court or administrative agency which seeks to restrain or prohibit, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transaction contemplated hereby;
(e)Seller shall have received all consents and approvals from (i) all governmental bodies from whom such consents and approvals are necessary in order to consummate the Close of Escrow, and (ii) all third parties from whom such consents or approvals are necessary under all contracts, covenants and other agreements relating to the Real Property and which have been recorded against the Real Property or are contained in the Property Information made available to Buyer, but only to the extent Seller’s or Property Owners’ failure to obtain such consents and/or approvals would prevent Seller from consummating the Close of Escrow.
8.CLOSE OF ESCROW; POSSESSION
8.1“Close of Escrow” shall mean and refer to Seller’s receipt of the Purchase Price and the other amounts due Seller in accordance with the provisions of Section 9.1(b) below. The Escrow and Buyer’s right to purchase the Interests will terminate automatically if the Close of Escrow does not occur on or before 1:30 p.m. (California time) on the Closing Date.
8.2Upon the Close of Escrow, Escrow Holder will release the fully-executed Assignment, delivering sole exclusive possession of the Interests to Buyer.
9.ESCROW
9.1Closing. The escrow (the “Escrow”) for the consummation of this transaction shall be established with Escrow Holder at the address indicated in Section 15.1 hereof by the deposit of an original signed copy of this Agreement with Escrow Holder contemporaneously with the execution hereof. This Agreement shall constitute both an agreement among Buyer and Seller and escrow instructions for Escrow Holder. If Escrow Holder requires separate or additional escrow instructions which it deems necessary for its protection, Seller and Buyer hereby agree promptly upon request by Escrow Holder to execute and deliver to Escrow Holder such separate or additional escrow instructions (the “Additional Instructions”). In the event of any conflict or inconsistency between this Agreement and the Additional Instructions, this Agreement shall prevail and govern, and the Additional Instructions shall so provide. The Additional Instructions shall not modify or amend the provisions of this Agreement unless otherwise agreed to in writing by Seller and Buyer.

On the Closing Date, provided that the conditions set forth in Sections 7.1 and 7.2 hereof have been satisfied or waived, Escrow Holder shall take the following actions in the order indicated below:
(a)With respect to all closing documents delivered to Escrow Holder hereunder, and to the extent necessary, Escrow Holder is authorized to insert into all blanks requiring the insertion of dates the Closing Date or such other date as Escrow Holder may be instructed in writing by Seller and Buyer;
(b)Deliver to Seller, (i) in cash or current funds, the Purchase Price, plus or minus, as the case may be, the amounts determined in accordance with the provisions of Section 10 hereof, and (ii) fully-executed originals of (A) the Assignment, and (B) the other documents required to be delivered to Buyer;
(c)Deliver to Buyer fully-executed originals of (A) the Assignment, and (B) those items referred to in Section 6.1 hereof (including, where applicable, Seller’s (or the applicable party’s) signed counterparts of the same);
(d)Cause the Title Company to issue the Title Policy for the Real Property in accordance with the provisions of Section 4.2.3 hereof;
(e)Submit the amendment to the Property Owners’ Certificate of Formation for filing with the Delaware Secretary of State; and
(f)Deliver to Seller and Buyer a final closing statement which has been certified by Escrow Holder to be true and correct.
9.2Escrow and Title Charges.
(a)Upon the Close of Escrow, escrow, title charges and other closing costs shall be allocated between Seller and Buyer as follows:
(i)Seller shall pay: (1) the “Controlling Interest Transfer Tax” payable in connection with the transfer of the Interests, and (2) one-half (½) of any escrow fees or similar charges of Escrow Holder.
(ii)Buyer shall pay: (1) the premiums for the Title Policy and all title other title costs, and (2) one-half (½) of any escrow fees or similar charges of Escrow Holder. If Buyer desires ALTA extended coverage for any Title Policy, Buyer shall pay the premiums and any additional costs (including any survey costs) for such coverage (additional to the premiums for standard coverage) and the cost of any endorsements to the Title Policy, if required by Buyer.
(iii)Buyer shall pay all costs incurred in connection with Buyer’s updating or recertifying the Existing Surveys or obtaining any surveys for the Real Property.
(iv)Except to the extent otherwise specifically provided herein,

all other expenses incurred by Seller and Buyer with respect to the negotiation, documentation and closing of this transaction, including, without limitation, Buyer’s and Seller’s attorneys’ fees, shall be borne and paid by the party incurring same.
(b)If the Close of Escrow does not occur by reason of Buyer’s or Seller’s default under this Agreement, then all escrow and title charges (including cancellation fees) shall be borne by the party in default.
9.3Procedures Upon Failure of Condition. Except as otherwise expressly provided herein, if any condition set forth in Sections 7.1 or 7.2 hereof is not timely satisfied or waived for a reason other than the default of Buyer or Seller in the performance of its respective obligations under this Agreement:
(a)This Agreement, the Escrow and the respective rights and obligations of Seller and Buyer hereunder shall terminate (other than the indemnity and insurance obligations of Buyer set forth in Sections 4.3.1 and 14 hereof and the confidentiality provisions of Section 4.6 hereof which shall survive such termination) at the written election of the party for whose benefit such condition was imposed, which written election must be made on or prior to the Closing Date;
(b)Escrow Holder shall promptly return to Buyer all funds of Buyer in its possession, including the Deposit and all interest accrued thereon, and to Seller and Buyer all documents deposited by them respectively, which are then held by Escrow Holder;
(c)Buyer shall return to Seller the Property Information and Buyer shall deliver to Seller all Work Product (as such term is defined in Section 15.3 hereof); and
(d)Any escrow cancellation and title charges shall be borne equally by Seller and Buyer.
10.PRORATIONS
If the Purchase Price is received by Seller’s depository bank in time to credit to Seller’s account on the Closing Date, the day the Close of Escrow occurs shall belong to Buyer and all prorations hereinafter provided to be made as of the Close of Escrow shall each be made as of the end of the day before the Closing Date. If the cash portion of the Purchase Price is not so received by Seller’s depository bank on the Closing Date, then the day the Close of Escrow occurs shall belong to Seller and such proration shall be made as of the end of the day that is the Closing Date. In each such proration set forth below, the portion thereof applicable to periods beginning as of Close of Escrow shall be credited to Buyer or charged to Buyer as applicable and the portion thereof applicable to periods ending as of Close of Escrow shall be credited to Seller or charged to Seller as applicable.
10.1Collected Rent. All rent (including, without limitation, all base rents, additional rents and retroactive rents, and expressly excluding tenant reimbursements for Operating Costs, as hereinafter defined) and all other income (and any applicable state or local tax on rent) (hereinafter collectively referred to as “Rents”) collected under Leases in effect on the Closing Date in respect of the month (or other applicable collection period) in which the Closing Date occurs (the “Current Month”), shall be prorated on a per diem basis based upon the number of days in the Current Month prior to the Closing Date and the number of days in the Current Month on and after the Closing Date. Uncollected Rent shall not be prorated and, to the extent payable for the period prior to the Close of Escrow, shall remain the property of Seller. Buyer shall apply Rent from tenants that are collected after the Close of Escrow as follows:
(a)First, to Seller and Buyer, in an amount equal to all Rent owing by such tenant to the Property Owners and Buyer in respect of the Current Month on a per diem basis based upon the number of days in the Current Month prior to the Closing Date and the number of days in the Current Month on and after the Closing Date, which shall be allocated as set forth above in this Section 10;
(b)Next, to Buyer in an amount equal to all Rents owing by such tenant for the period after the Current Month through the end of the month in which such amount is collected; and;
(c)Next, after Rents for all current periods have been paid in full, to Seller, in payment of fixed rents owed by such tenant to the Property Owners for the period prior to the Current Month.
Buyer will make reasonable efforts, without suit, to collect any Rents applicable to the period before the Close of Escrow including, without limitation, sending to tenants bills for the payment of past due Rents during the first six (6) month period following the Closing Date. If Buyer incurs third-party costs in connection with the collection of past due Rents, Buyer may subtract a pro rata share of third-party costs actually incurred by Buyer in connection therewith.  Rents collected by Buyer and/or Property Owners after the Closing Date to which Seller is entitled shall be paid to Seller within thirty (30) days after receipt thereof by Buyer and/or Property Owners.  From and after the date which is six (6) months after the Closing Date, Seller may pursue collection of any Rents that were past due as of the Closing Date, provided that Seller shall have no right to terminate any Lease or any tenant’s occupancy under any Lease in connection therewith.
10.2Operating Costs and Additional Rent Reconciliation. Property Owners, as landlord under the Leases, are currently collecting from tenants under the Leases additional rent to cover taxes, insurance, utilities (to the extent not paid directly by tenants), common area maintenance and other operating costs and expenses (collectively, “Operating Costs”) in connection with the ownership, operation, maintenance and management of the Real Property. To the extent that any additional rent (including, without limitation, estimated payments for Operating Costs) is paid by tenants to the landlord under the Leases based on an estimated payment basis (monthly, quarterly, or otherwise) for which a future reconciliation of actual Operating Costs to estimated payments is required to be performed at the end of a reconciliation period, Buyer and Seller shall make an adjustment at the Close of Escrow for the applicable reconciliation period (or periods, if the Leases do not have a common reconciliation period) based on a comparison of the actual Operating Costs to the estimated payments at the Close of Escrow. If, as of the Close of Escrow, Property Owners have received additional rent payments in excess of the amount that tenants will be required to pay, based on the actual Operating Costs as of the Close of Escrow, Buyer shall receive a credit in the amount of such excess. If, as of the

Close of Escrow, Property Owners have received additional rent payments that are less than the amount that tenants would be required to pay based on the actual Operating Costs as of the Close of Escrow, Seller shall receive a credit in the amount of such deficiency; provided, however, Seller shall not be entitled to the portion, if any, of such deficiency for which Seller received a credit at the Close of Escrow under clause (b) of Section 10.3 hereof. Operating Costs that are not payable by tenants either directly or reimbursable under the Leases shall be prorated between Seller and Buyer and shall be reasonably estimated by the parties if final bills are not available.
10.3Taxes and Assessments. Real estate taxes and assessments imposed by any governmental authority (“Taxes”) with respect to the Real Property for the current fiscal year of the applicable taxing authority in which the Closing Date occurs and that are not yet due and payable or that have not yet been paid and that are not (and will not be) reimbursable by tenants under the Leases (or under leases entered into after the Close of Escrow for vacant space existing at the Close of Escrow) as Operating Costs shall be prorated as of the Close of Escrow based upon the most recent ascertainable assessed values and tax rates and based upon the number of days Buyer and Seller will have owned the Real Property during such relevant tax year. Seller shall receive a credit for any Taxes paid by Property Owners and applicable to (a) any period after the Close of Escrow, and (b) any period before the Close of Escrow to the extent reimbursable as Operating Costs by (i) existing tenants under the Leases and not yet received from such tenants, or (ii) future tenants that may execute leases covering space in the Real Property that is vacant as of the Close of Escrow.
10.4Contracts. At Close of Escrow, the Property Owners shall continue to be responsible for all obligations arising out of the Contracts.
10.5Tenant Deposits. All tenant security deposits actually received by Property Owners (and interest thereon if required by law or contract to be earned thereon) and not theretofore applied to tenant obligations under the Leases shall be credited to Buyer at the Close of Escrow or placed in escrow if required by law. At the Close of Escrow, Property Owners shall continue to be responsible for the tenant security deposits, but only to the extent of those tenant security deposits actually credited to Buyer (“Transferred Security Deposits”). Buyer will indemnify, defend, and hold Seller harmless from and against all demands and claims made by tenants arising out of the transfer or disposition of any Transferred Security Deposits and will reimburse Seller for all reasonable attorneys’ fees incurred or that may be incurred as a result of any such claims or demands as well as for all loss, expenses, verdicts, judgments, settlements, interest, costs and other expenses incurred or that may be incurred by Seller as a result of any such claims or demands by tenants.
10.6Utilities and Utility Deposits. Utilities for the Real Property (excluding utilities for which payment is made directly by tenants), including water, sewer, electric, and gas, based upon the last reading of meters prior to the Close of Escrow, shall be prorated. Seller shall be entitled to a credit for all security deposits made by the Property Owners and held by any of the utility companies providing service to the Real Property. Seller shall endeavor to obtain meter readings on the day before the Closing Date, and if such readings are obtained, there shall be no proration of such items and Seller shall pay, or cause to be paid, at Close of Escrow the bills therefor for the period to the day preceding the Close of Escrow, and Buyer shall pay the bills therefor for the period subsequent thereto. If the utility company will not issue separate bills,

Buyer will receive a credit against the Purchase Price for Seller’s portion and the Property Owners will pay the entire bill prior to delinquency after Close of Escrow. If Property Owners have paid utilities no more than thirty (30) days in advance in the ordinary course of business, then Buyer shall be charged its portion of such payment at Close of Escrow. Buyer shall be responsible for making any security deposits required by utility companies providing service to the Real Property. If any apportionment is not based on an actual current reading, then upon the taking of a subsequent actual reading, the parties shall, within ten (10) business days following notice of the determination of such actual reading, readjust such apportionment and Seller shall promptly deliver to Buyer, or Buyer shall promptly deliver to Seller, as the case may be, the amount determined to be due upon such adjustment.
10.7Owner Deposits. Seller shall receive a credit at the Close of Escrow for all bonds, deposits, letters of credit, set aside letters or other similar items, if any, that are outstanding with respect to the Real Property that have been provided by the Property Owners or any of their affiliates to any governmental agency, public utility, or similar entity (collectively, “Owner Deposits”).
10.8Percentage Rents. Percentage rents (“Percentage Rents”) actually collected for the month in which the Close of Escrow occurs shall be prorated as of the Closing Date. Percentage Rents due after the Close of Escrow shall not be prorated; provided, however, after Buyer has completed any reconciliation of actual Percentage Rents payable and estimated Percentage Rents paid by the subject tenants, and all reconciled amounts have been paid, a reconciliation shall be made between Seller and Buyer with regard to such Percentage Rents. Pursuant to such reconciliation, Seller and Buyer shall be entitled to their proportionate share of all Percentage Rents paid for the subject fiscal Lease year used to calculate each tenant’s Percentage Rents (less any out-of-pocket costs incurred in collecting said amounts, which shall belong to Buyer) based on the number of days of such fiscal year prior to the Closing Date and the number of days of such fiscal year following the Closing Date Property Owners and Buyer owned the Property (and adjusted for any amount of Percentage Rent prorated at Closing or received by Seller or Buyer). As used in this paragraph, the term “Percentage Rents” shall not include and shall have deducted from such Percentage Rent amount any “base” or “minimum” rent component which is payable each month (regardless of actual sales), which “base” or “minimum” rent component shall be prorated or otherwise handled in the manner provided in this Agreement. Buyer will make reasonable efforts, without suit, to collect all Percentage Rents payable after the Close of Escrow and relating to the period prior to the Close of Escrow, and all Percentage Rents which are delinquent as of the Close of Escrow, including, without limitation, sending to tenants bills for the payment of the same. Percentage Rents collected by Buyer after the Closing Date to which Seller is entitled shall be paid to Seller within thirty (30) days after receipt thereof by Buyer.  In no event whatsoever may Seller pursue collection of any Percentage Rents until after the six (6) month period immediately following the Closing Date.
10.9Cash Balances Seller shall, prior to Close of Escrow, attempt to cause the Property Owners to close out all bank and other financial accounts of the Property Owners. However, as to any bank and other financial accounts of the Property Owners that are not closed out as of the Close of Escrow, Seller shall receive a credit upon Close of Escrow in an amount equal to all cash on deposit in such accounts, and Seller shall, after the Close of Escrow either, provide all necessary paperwork and authorizations to grant Buyer control of such accounts or arrange for all funds in such accounts for which Seller received a credit at Closing to be remitted to Buyer.
10.10Final Adjustment After Closing. If final prorations cannot be made at the Close of Escrow for any item being prorated under this Section 10, then, provided Buyer and Seller both identify any such proration (“Post Closing Proration”) in writing before the Close of Escrow, Buyer and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available and applicable reconciliation with tenants have been completed, with final adjustment to be made as soon as reasonably possible after the Close of Escrow (but in no event later than ninety (90) days after the Close of Escrow, except that adjustments arising from Percentage Rents under Section 10.8 hereof shall not be subject to such 90-day limitation, but shall be made as soon as reasonably possible), to the effect that income and expenses are received and paid by the parties on an accrual basis with respect to their period of ownership. Payments in connection with the final adjustment shall be due no later than ninety (90) days after the Close of Escrow, except that adjustments relating to Percentage Rents under Section 10.8 hereof shall not be subject to such 90-day limitation, but shall be made as soon as reasonably possible. Seller, at Seller’s sole cost and expense, shall have reasonable access to, and the right, at reasonable times and on reasonable prior notice, to inspect and audit, Property Owners’ books to confirm the final prorations for a period of one hundred eighty (180) days after the Close of Escrow. Notwithstanding anything to the contrary stated in this Section 10, except for any reconciliation arising out of Percentage Rents under Section 10.8 hereof, and except for any Post Closing Prorations (which must be determined and paid within ninety (90) days after the Close of Escrow), all prorations made under this Section 10 shall be final as of the Close of Escrow and shall not be subject to further adjustment (whether due to an error or for any other reason) after the Close of Escrow.
11.SELLER’S REPRESENTATIONS AND WARRANTIES; AS-IS
11.1Seller’s Representations and Warranties. In consideration of Buyer’s entering into this Agreement and as an inducement to Buyer to purchase the Real Property from Seller, Seller makes the following representations and warranties to Buyer:
(a)Seller is a limited liability company organized and in good standing under the laws of the State of Delaware. Seller has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Seller is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein.
(b)Seller is the sole owner of the Interests. No other Person has the right or option to purchase the Interests.
(c)This Agreement and all agreements, instruments and documents herein provided to be executed by Seller are and as of the Closing will be duly authorized, executed and delivered by and are and will be binding upon Seller, and at the time of Closing will be the legal, valid and binding obligations of Seller, and do not and, at the time of the execution of this Agreement and at the time of Closing will not, violate any provision of any agreement or judicial order to which Seller or the Interests are subject as of the date of this Agreement.
(d)Seller has delivered or otherwise made available to Buyer true and complete copies of the Operating Agreements. The Operating Agreements have not been modified, supplemented or amended except as described herein.
(e)Seller has not filed, nor has Seller received service of process with respect to the filing of, a petition under the federal bankruptcy law or any state insolvency laws or laws of reorganization of debtors.
(f)To Seller’s Actual Knowledge, except as disclosed on Schedule 2 attached hereto, Property Owners have received no written notice from any governmental agency in the last 12 months that the Property or the current use and operation thereof violate any applicable federal, state or municipal law, statute, code, ordinance, rule or regulation (including those relating to environmental matters), except with respect to such violations as have been fully cured prior to the date hereof.
(g)To Seller’s Actual Knowledge, except as disclosed on Schedule 2 attached hereto, Property Owners have not received written notice from any governmental agency of any currently pending or threatened condemnation proceedings relating to the Property.
(h)To Seller’s Actual Knowledge, except as disclosed on Schedule 2 attached hereto, except with respect to slip and fall and similar claims or matters covered by Property Owners’ commercial liability insurance policy, (i) Property Owners have not received service of process with respect to any litigation that has been filed and is continuing against Seller or Property Owners that arises out of the ownership of the Property, and (ii) Property Owners have not received written notice threatening the filing of any litigation against Seller or Property Owners arising out of the ownership of the Property.
(i)There is no agreement to which Seller is a party or to Seller’s Actual Knowledge binding on Seller which would prevent Seller from consummating the transaction contemplated by this Agreement.
(j)Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code 1986, as amended, or any regulations promulgated thereunder.
(k)To Seller’s Actual Knowledge, neither Seller, nor any person controlling or controlled by Seller, is a country, territory, individual or entity named on a Government List, and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7)).  For purposes of this paragraph “Government List” means any of (a) the two lists maintained by the United States Department of Commerce (Denied Persons and Entities), (b) the list maintained by the United States Department of Treasury (Specially Designated Nationals and Blocked Persons), and (c) the two lists maintained by the United States Department of State (Terrorist Organizations and Debarred Parties).

(l)Seller is not a party in interest with respect to any employee benefit or other plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975(e)(1) of the Code, which is subject to ERISA or Section 4975 of the Code.
(m)Except for the property management and leasing agreements entered into by Property Owners (which will be terminated on or before the Closing Date), all service, maintenance, management, construction and other similar contracts entered into by Property Owners in connection with the Property, and which are still in effect as of the Effective Date, are set forth on Exhibit C-2 and C-3 attached hereto.
(n)Property Owners have not entered into any union contracts, collective bargaining agreements or similar agreements or arrangements with respect to the Property that are still in effect, and there are no persons employed at the Property by Seller or the Property Owners, or, to Seller’s Actual Knowledge, any managing agent thereof, who shall be the responsibility of Buyer or the Property Owners after the Closing Date.
(o)To Seller’s Actual Knowledge, the balance sheets of Property Owners attached hereto as Exhibit H and made a part hereof are true and correct in all material respects as of the date set forth therein.
For purposes of this Section 11.1, the phrase “To Seller’s Actual Knowledge” shall mean the actual (and not implied, imputed, or constructive) knowledge of Shannon Hill (whom the Seller represents is the asset manager for the Real Property), without any inquiry or investigation of any other parties, including, without limitation, the tenants and the property manager of the Real Property.
The representations and warranties made by Seller in this Agreement shall survive the Close of Escrow for a period of six (6) months subject to, and in accordance with, the provisions of Section 15.6(d). If, after the Effective Date, but before the Close of Escrow, Seller becomes aware of any facts or changes in circumstances that would cause any of its representations and warranties in this Agreement to be untrue at Close of Escrow, Seller may notify Buyer in writing of such fact. In such case, or in the event Buyer, through its representative, Shaya Prager (“Buyer’s Representative”) obtains actual knowledge that any of Seller’s representations and warranties are untrue at Close of Escrow, Buyer, as its sole and exclusive remedy, shall have the right to either (i) terminate this Agreement to the extent that the failure of any such representation or warranty to be true would have a material adverse impact on Property or the Interests, in which case the Deposit shall be immediately returned to Buyer and neither party shall have any rights or obligations under this Agreement (except for Sections 4.3.1, 15.3 and 15.5 which survive termination of this Agreement); or (ii) to the extent Buyer is permitted to terminate this Agreement pursuant to clause (i) above, accept a qualification to Seller’s representations and warranties as of the Close of Escrow and complete the purchase and sale of the Interests without any rights to recovery for breach of the unqualified representation and warranty. Other than as set forth in the immediately preceding sentence, if Buyer proceeds with the Close of Escrow, Buyer shall be deemed to have expressly waived any and all remedies for the breach of any representation or warranty actually known by Buyer’s Representative prior to the Close of Escrow.

11.2As-Is. As of the expiration of the Due Diligence Period, Buyer will have:
(a)examined and inspected the Property and will know and be satisfied with the physical condition, quality, quantity and state of repair of the Property in all respects (including, without limitation, the compliance of the Real Property with the Americans With Disabilities Act of 1990 Pub.L. 101-336, 104 Stat. 327 (1990), and any comparable local or state laws (collectively, the “ADA”)) and by proceeding with this transaction following the expiration of the Due Diligence Period shall be deemed to have determined that the same is satisfactory to Buyer;
(b)reviewed the Property Information and all instruments, records and documents which Buyer deems appropriate or advisable to review in connection with this transaction, including, but not by way of limitation, any and all architectural drawings, plans, specifications, surveys, building and occupancy permits, any licenses, leases, contracts, warranties and guarantees relating to the Real Property or the business conducted thereon, and any documentation relating to the Interests, and Buyer, by proceeding with this transaction following the expiration of the Due Diligence Period, shall be deemed to have determined that the same and the information and data contained therein and evidenced thereby are satisfactory to Buyer;
(c)reviewed all applicable laws, ordinances, rules and governmental regulations (including, but not limited to, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Real Property, and Buyer, by proceeding with this transaction following the expiration of the Due Diligence Period, shall be deemed to have determined that the same are satisfactory to Buyer; and
(d)at its own cost and expense, made its own independent investigation respecting the Interests and/or the Property and all other aspects of this transaction, and shall have relied thereon and on the advice of its consultants in entering into this Agreement, and Buyer, by proceeding with this transaction following the expiration of the Due Diligence Period, shall be deemed to have determined that the same are satisfactory to Buyer; provided, however, the foregoing shall not be deemed to relieve Seller of its continuing covenants and obligations in this Agreement between the Effective Date and the Close of Escrow with respect to the Property (including, without limitation, with respect to title), nor shall the foregoing in any way impair Buyer’s ability to rely on Seller’s representations and warranties set forth in this Agreement with respect to the purchase of the Interests from Seller.
TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT FOR SELLER’S COVENANTS AND OBLIGATIONS EXPRESSLY STATED IN THIS AGREEMENT AND SELLER’S REPRESENTATIONS AND WARRANTIES IN SECTION 11.1 OF THIS AGREEMENT AND IN ANY EXECUTED DOCUMENT DELIVERED BY SELLER TO BUYER AT THE CLOSE OF ESCROW (“SELLER’S COVENANTS AND WARRANTIES”), THIS SALE IS MADE AND WILL BE MADE WITHOUT REPRESENTATION, COVENANT, OR WARRANTY OF ANY KIND (WHETHER EXPRESS, IMPLIED, OR, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW) BY SELLER. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, BUYER AGREES TO ACCEPT THE INTERESTS AND THE

PROPERTY OWNERS’ INTEREST IN THE PROPERTY ON AN “AS IS” AND “WHERE IS” BASIS, WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATION OR WARRANTY, ALL OF WHICH SELLER HEREBY DISCLAIMS, EXCEPT FOR SELLER’S COVENANTS AND WARRANTIES. EXCEPT FOR SELLER’S COVENANTS AND WARRANTIES, NO WARRANTY OR REPRESENTATION IS MADE BY SELLER AS TO FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, DESIGN, QUALITY, CONDITION, OPERATION OR INCOME, COMPLIANCE WITH DRAWINGS OR SPECIFICATIONS, ABSENCE OF DEFECTS, ABSENCE OF HAZARDOUS OR TOXIC SUBSTANCES, ABSENCE OF FAULTS, FLOODING, OR COMPLIANCE WITH LAWS AND REGULATIONS INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO HEALTH, SAFETY, AND THE ENVIRONMENT (INCLUDING, WITHOUT LIMITATION, THE ADA). EXCEPT FOR SELLER’S COVENANTS AND WARRANTIES, BUYER ACKNOWLEDGES THAT BUYER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OF THE INTERESTS, THE PROPERTY OWNERS AND THE ENTITY DOCUMENTS AND THE PHYSICAL, ENVIRONMENTAL, ECONOMIC USE, COMPLIANCE, AND LEGAL CONDITION OF THE PROPERTY AND THAT BUYER IS NOT NOW RELYING, AND WILL NOT LATER RELY, UPON ANY REPRESENTATIONS AND WARRANTIES MADE BY SELLER OR ANYONE ACTING OR CLAIMING TO ACT, BY, THROUGH OR UNDER OR ON SELLER’S BEHALF CONCERNING THE PROPERTY, THE INTERESTS, THE PROPERTY OWNERS OR THE ENTITY DOCUMENTS. ADDITIONALLY, BUYER AND SELLER HEREBY AGREE THAT (A) EXCEPT FOR SELLER’S COVENANTS AND WARRANTIES, BUYER IS TAKING THE INTERESTS AND THE PROPERTY OWNERS’ INTEREST IN THE PROPERTY “AS IS” WITH ALL LATENT AND PATENT DEFECTS AND THAT EXCEPT FOR SELLER’S COVENANTS AND WARRANTIES, THERE IS NO WARRANTY BY SELLER THAT THE PROPERTY IS FIT FOR A PARTICULAR PURPOSE, (B) EXCEPT FOR SELLER’S COVENANTS AND WARRANTIES, BUYER IS SOLELY RELYING UPON ITS EXAMINATION OF THE PROPERTY, AND (C) EXCEPT FOR SELLER’S COVENANTS AND WARRANTIES, BUYER TAKES THE INTERESTS AND THE PROPERTY OWNERS’ INTERESTS IN THE PROPERTY UNDER THIS AGREEMENT UNDER THE EXPRESS UNDERSTANDING THAT THERE ARE NO EXPRESS OR IMPLIED WARRANTIES (EXCEPT FOR SELLER’S COVENANTS AND WARRANTIES).
WITH RESPECT TO THE FOLLOWING, AND EXCEPT FOR SELLER’S COVENANTS AND WARRANTIES, BUYER FURTHER ACKNOWLEDGES AND AGREES THAT NEITHER SELLER NOR THE PROPERTY OWNERS SHALL HAVE ANY LIABILITY, OBLIGATION OR RESPONSIBILITY OF ANY KIND AND THAT NEITHER SELLER NOR THE PROPERTY OWNERS HAVE MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND RELATING TO:
1.THE CONTENT OR ACCURACY OF ANY REPORT, STUDY, OPINION OR CONCLUSION OF ANY SOILS, TOXIC, ENVIRONMENTAL OR OTHER ENGINEER OR OTHER PERSON OR ENTITY WHO HAS EXAMINED THE PROPERTY OR ANY ASPECT THEREOF;
2.THE CONTENT OR ACCURACY OF ANY OF THE ITEMS (INCLUDING,

WITHOUT LIMITATION, THE PROPERTY INFORMATION) DELIVERED TO BUYER PURSUANT TO BUYER’S REVIEW OF THE INTERESTS, THE PROPERTY OWNERS, THE ENTITY DOCUMENTS AND THE CONDITION OF THE PROPERTY; OR
3.THE CONTENT OR ACCURACY OF ANY PROJECTION, FINANCIAL OR MARKETING ANALYSIS OR OTHER INFORMATION GIVEN TO BUYER BY SELLER OR REVIEWED BY BUYER WITH RESPECT TO THE INTERESTS, THE PROPERTY OWNERS, THE ENTITY DOCUMENTS OR THE PROPERTY.
BUYER ALSO ACKNOWLEDGES THAT THE REAL PROPERTY MAY OR MAY NOT CONTAIN ASBESTOS AND, IF THE REAL PROPERTY CONTAINS ASBESTOS, THAT BUYER MAY OR MAY NOT BE REQUIRED TO REMEDIATE ANY ASBESTOS CONDITION IN ACCORDANCE WITH APPLICABLE LAW.
BUYER IS A SOPHISTICATED REAL ESTATE INVESTOR AND IS, OR WILL BE AS OF THE CLOSE OF ESCROW, FAMILIAR WITH THE INTERESTS, THE PROPERTY OWNERS, THE ENTITY DOCUMENTS AND THE REAL PROPERTY AND ITS SUITABILITY FOR BUYER’S INTENDED USE. THE PROVISIONS OF THIS SECTION 11.2 SHALL SURVIVE INDEFINITELY ANY CLOSING OR TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO THE DOCUMENTS EXECUTED AT CLOSE OF ESCROW.
/s/ Authorized Signatory
BUYER’S INITIALS
12.BUYER’S COVENANTS, REPRESENTATIONS AND WARRANTIES; RELEASE; ERISA; INDEMNIFICATION
In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Interests to Buyer, Buyer makes the following covenants, representations and warranties:
12.1Buyer’s Representations and Warranties.
(a)Authority. Buyer is a limited liability company formed and in good standing under the laws of the State of New York. Buyer has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement have been duly authorized and no other action by Buyer is requisite to the valid and binding execution, delivery and performance of this Agreement, except as otherwise expressly set forth herein. There is no agreement to which Buyer is a party or to Buyer’s knowledge binding on Buyer which is in conflict with this Agreement.
(b)Executive Order 13224. To the best of Buyer’s knowledge, neither Buyer nor any of its respective affiliates or constituents, nor any of their respective brokers or other agents acting in any capacity in connection with the transactions contemplated by this Agreement is or will be (a) conducting any business or engaging in any transaction or dealing with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control

(“OFAC”) list of restrictions and prohibited persons (“Prohibited Person”) (which lists can be accessed at the following web address: http://www.ustreas.gov/offices/enforcement/ofac/), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person; (b) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 dated September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”; or (c) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in any U.S. anti-money laundering law.
(c)No Public Market. Buyer understands that no public market now exists for any of the Interests and that Seller has made no assurances that a public market will ever exist for the Interests.
(d)Interests Acquired for Investment. The Interests to be purchased by Buyer will be acquired for investment for Buyer’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.
(e)Accredited Investor. Buyer is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act. Buyer understands the risks of, and considerations relating to, the purchase of the Interests. Buyer, by reason of its business and financial experience, (i) has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of a purchase of the Interests and making an informed investment decision, (ii) is capable of protecting its own interest or has engaged representatives or advisors to assist in protecting its interests, and (iii) is capable of bearing the economic risk of such purchase.
12.2Release. By proceeding with this transaction following the expiration of the Due Diligence Period, Buyer shall be deemed to have made its own independent investigation of the Interests, the Property Owners, the Property, the Property Information and the presence of Hazardous Materials on the Real Property as Buyer deems appropriate. Accordingly, subject to the representations and warranties of Seller expressly set forth in Section 11.1 hereof, Buyer, on behalf of itself and all of its officers, directors, shareholders, employees, representatives and affiliated entities (collectively, the “Releasors”) hereby expressly waives and relinquishes any and all rights and remedies Releasors may now or hereafter have against the Property Owners, the Seller and their successors and assigns, partners, shareholders, officers and/or directors (the “Seller Parties”), whether known or unknown, which may arise from or be related to (a) the Interests and/or the Property Owners, (b) the physical condition, quality, quantity and state of repair of the Real Property and the prior management and operation of the Real Property, (c) the Property Information or any other information relating to the Property provided to Buyer by Seller or Seller’s agents, (d) the Real Property’s compliance or lack of compliance with any federal, state or local laws or regulations, and (e) any past, present or future presence or existence of Hazardous Materials on, under or about the Real Property or with respect to any past, present or future violation of any rules, regulations or laws, now or hereafter enacted, regulating or governing the use, handling, storage or disposal of Hazardous Materials, including, without limitation, (i) any and all rights and remedies Releasors may now or hereafter have under the Comprehensive Environmental Response Compensation and Liability Act of 1980 (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, and the Toxic Substance Control Act, all as amended, and any similar state, local or federal environmental law, rule or regulation, and (ii) any and all claims, whether known or unknown, now or hereafter existing, with respect to the Real Property under Section 107 of CERCLA (42 U.S.C.A. §9607). As used herein, the term “Hazardous Material(s)” includes, without limitation, any hazardous or toxic materials, substances or wastes, such as (1) any materials, substances or wastes which are toxic, ignitable, corrosive or reactive and which are regulated by any local governmental authority, or any agency of the United States government, (2) any other material, substance, or waste which is defined or regulated as a hazardous material, extremely hazardous material, hazardous waste or toxic substance pursuant to any laws, rules, regulations or orders of the United States government, or any local governmental body, (3) asbestos, (4) petroleum and petroleum based products, (5) formaldehyde, (6) polychlorinated biphenyls (PCBs), and (7) freon and other chlorofluorocarbons.
/s/ Authorized Signatory
BUYER’S INITIALS
WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER, ON BEHALF OF ITSELF AND THE OTHER RELEASORS, HEREBY ASSUMES ALL RISK AND LIABILITY RESULTING OR ARISING FROM, OR RELATING TO THE OWNERSHIP, USE, CONDITION, LOCATION, MAINTENANCE, REPAIR, OR OPERATION OF, THE PROPERTY.
THE FOREGOING WAIVERS, RELEASES AND AGREEMENTS BY BUYER, ON BEHALF OF ITSELF AND THE RELEASORS, SHALL SURVIVE THE CLOSE OF ESCROW AND THE TRANSFER OF THE INTERESTS AND SHALL NOT BE DEEMED MERGED INTO THE ASSIGNMENT.
12.3ERISA. Buyer is not purchasing the Interests with “plan assets” of an Employee Benefit Plan subject to Title I of the Employee Retirement Income Security Act of 1974 (as amended from time to time, the “Act,” and together with any regulation, rule or judicial or administrative case, order, or pronouncement arising under or connected with the Act, “ERISA”) or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”). Buyer shall take all actions reasonably requested by Seller for the purpose of ensuring, to Seller’s satisfaction, that the transactions contemplated herein will comply with ERISA and not result in an imposition of an excise tax under Section 4975 of the Code; such actions shall include, without limitation, the making of such further representations and warranties as Seller’s counsel reasonably deems necessary to ensure that neither this Agreement nor any of the transactions contemplated herein will violate ERISA or result in an imposition of an excise tax under Section 4975 of the Code. In the event that this Agreement, or any transaction or other action by Seller in connection herewith, shall be deemed to violate ERISA or result in an imposition of an excise tax under Section 4975 of the Code, Seller may immediately terminate this Agreement (without any liability to Seller) in accordance with, and subject to the terms and conditions of, Section 9.3 hereof as if such termination arose from a failed condition under Section 9.3 hereof.

13.DEFAULT AND DAMAGES
13.1DEFAULT BY BUYER. BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT, IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT (ALL OF THE CONDITIONS TO BUYER’S OBLIGATIONS TO CLOSE HAVING BEEN SATISFIED OR WAIVED), SELLER WILL SUFFER DAMAGES IN AN AMOUNT WHICH WILL, DUE TO THE SPECIAL NATURE OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THE SPECIAL NATURE OF THE NEGOTIATIONS WHICH PRECEDED THIS AGREEMENT, BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ASCERTAIN. IN ADDITION, BUYER WISHES TO HAVE A LIMITATION PLACED UPON THE POTENTIAL LIABILITY OF BUYER TO SELLER IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT, AND WISHES TO INDUCE SELLER TO WAIVE OTHER REMEDIES WHICH SELLER MAY HAVE IN THE EVENT OF A BUYER DEFAULT. BUYER AND SELLER, AFTER DUE NEGOTIATION, HEREBY ACKNOWLEDGE AND AGREE THAT THE AMOUNT OF THE DEPOSIT REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL SUSTAIN IN THE EVENT OF SUCH BUYER DEFAULT. BUYER AND SELLER HEREBY AGREE THAT SELLER MAY, IN THE EVENT THE CLOSE OF ESCROW FAILS TO OCCUR DUE TO A BUYER DEFAULT (ALL OF THE CONDITIONS TO BUYER’S OBLIGATIONS TO CLOSE HAVING BEEN SATISFIED OR WAIVED), TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO BUYER AND ESCROW HOLDER, CANCEL THE ESCROW AND RECEIVE THE DEPOSIT AS LIQUIDATED DAMAGES AND ESCROW HOLDER SHALL IMMEDIATELY DELIVER THE DEPOSIT TO SELLER. SUCH RETENTION OF THE DEPOSIT BY SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY.
NOTHING IN THIS SECTION 13.1 SHALL (A) PREVENT OR PRECLUDE ANY RECOVERY OF ATTORNEYS’ FEES OR OTHER COSTS INCURRED BY SELLER PURSUANT TO SECTION 15.5 OR (B) IMPAIR OR LIMIT THE EFFECTIVENESS OR ENFORCEABILITY OF THE INDEMNIFICATION OBLIGATIONS OF BUYER CONTAINED IN SECTION 4.3.1 AND SECTION 14 HEREOF.
13.2Default by Seller. If Seller defaults in its obligations to sell and convey the Interests to Buyer pursuant to this Agreement, Buyer’s sole and exclusive remedy shall be to elect one of the following: (a) to terminate this Agreement, in which event Buyer shall be entitled to the return by the Escrow Holder to Buyer of the Deposit; provided, however, in the event of Seller Willful Default (as defined below), then, in addition to the return of the Deposit, Buyer shall be reimbursed by Seller for all of Buyer’s third party reasonable, actual and documented out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements and third party due diligence costs), in an amount not to exceed $100,000.00 in the aggregate, or (b) to bring a suit for specific performance provided that any suit for specific performance must be brought as to the Interests within 30 days of the Closing Date, Buyer’s waiving the right to bring suit at any later date to the extent permitted by law. This Agreement confers no present right, title or interest in the Interests or the Property to Buyer and Buyer agrees not to file a lis pendens or other similar notice against the Real Property except in connection with, and after, the proper filing of a suit for specific performance. If specific performance is not available as remedy due to the action of Seller, Buyer shall be deemed to have chosen clause (a) of this Section 13.2. As used herein, “Seller Willful Default” shall mean Seller’s willful refusal to close hereunder in accordance with the terms of this Agreement, provided either: (i) specific performance is not available to Buyer as a remedy or (ii) (1) the reasons for Buyer’s refusal to close hereunder do not include conditions beyond Seller’s control or the unmarketability of title; and (2) Purchaser has satisfied all conditions then required to be satisfied by it under this Agreement, is not otherwise in default under this Agreement and is ready, willing and able to perform all of its obligations under this Agreement. Nothing in this Section 13.2 shall (A) prevent or preclude any recovery of attorneys’ fees or other costs incurred by Buyer pursuant to Section 15.5 or (B) impair or limit the effectiveness or enforceability of the indemnification obligations of Seller contained in Section 14 hereof.
14.BROKER’S COMMISSIONS
Except for CBRE, Seller’s broker (“Broker”), neither party hereto has had any contact or dealing regarding the Interests or the Real Property, or any communication in connection with the subject matter of this transaction, through any licensed real estate broker or other person who can claim a right to a commission or finder’s fee as a procuring cause of the sale contemplated herein. In the event that any other broker or finder perfects a claim for a commission or finder’s fee, the party responsible for the contact or communication on which the broker or finder perfected such claim shall indemnify, save harmless and defend the other party (and if the other party is the Seller, shall indemnify, hold harmless and defend Seller and the Property Owners) from said claim and all costs and expenses (including reasonable attorneys’ fees) incurred by the other party in defending against the same. Seller agrees to pay Broker’s commission pursuant to a separate agreement.

15.MISCELLANEOUS PROVISIONS
15.1Notices. All written notices or demands of any kind which either party hereto may be required or may desire to serve on the other in connection with this Agreement shall be served by personal service, by registered or certified mail, recognized overnight courier service or by e-mail. Any such notice or demand so to be served by registered or certified mail, recognized overnight courier service or e-mail shall be delivered with all applicable delivery charges thereon fully prepaid and, if the party so to be served be Buyer, addressed to Buyer as follows:
100-600 Campus Drive, LLC
950 Airport Road
Lakewood, New Jersey 08701
Attention: Shaya Prager
Telephone No: (732) 664-0422
E-Mail: sp@opalhs.com
with a copy thereof to:
Stein Adler Dabah & Zelkowitz LLP
1633 Broadway, 46th Floor
New York, New York 10019
Attention: Michael E. Dabah, Esq.
Telephone No: (212) 867-5620
E-Mail: mdabah@steinadlerlaw.com
and, if the party so to be served be Seller, addressed to Seller as follows:
c/o KBS Capital Advisors LLC
590 Madison Avenue, 26th Floor
New York, New York 10022
Attention: Shannon Hill
Telephone No: (212) 600-2904
Fax No.: (212) 644-1372
E-Mail: shill@kbs.com
with copies thereof to:
James Chiboucas, Esq.
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Telephone No.: (949) 417-6555
E-Mail: jchiboucas@kbs.com
and
Greenberg Traurig
18565 Jamboree Road, Suite 500

Irvine, California 92612
Attention: L. Bruce Fischer, Esq.
Telephone No.: (949) 732-6670
E-Mail: fischerb@gtlaw.com
and, if the party to be served be Escrow Holder, addressed to Escrow Holder as follows:
Commonwealth Land Title Insurance Company
4100 Newport Place Drive, Suite 120
Newport Beach, California 92660
Attention: Joy Eaton
Telephone No.: (949) 724-3145
E-Mail: joyeaton@cltic.com
Service of any such notice or demand so made by personal delivery, registered or certified mail, recognized overnight courier or e-mail shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or certification receipt or, as to e-mail, on the date sent (provided that a copy of such notice or demand is delivered by any of the other methods provided above within one (1) business day following the date the e-mail is sent, as applicable, or at the expiration of the third (3rd) business day after the date of dispatch, whichever is earlier in time. Either party hereto may from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address to which or a different person to whose attention all such notices or demands are thereafter to be addressed. Counsel for a party may give notice or demand on behalf of such party, and such notice or demand shall be treated as being sent by such party.
15.2Assignment; Binding on Successors and Assigns. Buyer shall not assign, transfer or convey its rights or obligations under this Agreement or with respect to the Interests without the prior written consent of Seller, which consent Seller may withhold in its sole, absolute and subjective discretion; provided, however, Buyer may assign its rights under this Agreement without Seller’s consent to one or more single entity Affiliates (as hereinafter defined), but in no event greater than three (3) single entity Affiliates, so long as (i) Buyer provides Seller with notice of such assignment at least ten (10) days before the Closing Date of its intentions to assign its rights under this Agreement to each Affiliate, which notice must be accompanied by the name of all assignees and such assignees’ signature block, (ii) each Affiliate assumes, jointly and severally, in writing Buyer’s obligations hereunder and each Affiliate agrees in writing to be subject to all of the terms and conditions set forth in this Agreement pursuant to an assignment and assumption agreement substantially in the form attached hereto as Exhibit F and made a part hereof (the “Assignment and Assumption Agreement”), (iii) Buyer shall not be released from its obligations hereunder; and (iv) the assignees to which Buyer is assigning this Agreement are able to make the representation and warranty in Section 12.1(b) herein without violating the same. As used in this Section 15.2, the term “Affiliate” means (a) an entity (which may not consist of more than one entity) that directly or indirectly controls, is controlled by or is under common control with the Buyer, (b) any fund or entity sponsored by Buyer, or (c) an entity (which may not consist of more than one entity) at least a majority of whose economic interest is owned by Buyer; and the term “control” means the power to direct the management of such entity through voting rights, ownership or contractual obligations. Any attempted assignment in violation of the provisions of this Section 15.2 shall be void and Buyer shall be deemed in default hereunder. Any permitted assignments shall not relieve the assigning party from its liability under this Agreement. Subject to the foregoing, and except as provided to the contrary herein, the terms, covenants, conditions and warranties contained herein and the powers granted hereby shall inure to the benefit of and bind all parties hereto and their respective heirs, executors, administrators, successors and assigns, and all subsequent owners of the Property.
15.3Work Product. Effective upon and in the event of a termination of this Agreement for any reason, Buyer shall assign and deliver to Seller (at no cost to Seller), and does hereby assign without the need for any further act or instrument (at no cost to Seller), all reports, plans, studies, documents, written information and the like which has been generated by Buyer’s third party consultants, whether prior to the Opening of Escrow or during the period of Escrow in connection with Buyer’s evaluation of the Interests and the environmental and physical condition of the Real Property (collectively, the “Work Product”). In such event, Buyer shall deliver the Work Product which has been assigned to Seller not later than five (5) days after the date of the termination of this Agreement. The Work Product shall be fully paid for and shall not be subject to any lien, encumbrance or claim of any kind. Buyer shall also return all materials and information (including, without limitation, the Property Information) given to it by Seller or its consultants during Escrow, in the same condition as delivered to Buyer.
15.4Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed or delivered by Seller or Buyer, Seller and Buyer hereby agree to perform, execute and deliver, or cause to be performed, executed and delivered, on the Closing Date or thereafter any and all such further acts, deeds and assurances as Buyer or Seller, as the case may be, may reasonably require in order to consummate fully the transactions contemplated hereunder, and Seller shall reasonably cooperate (at no cost, expense, liability or potential liability) with Buyer’s requests and at Buyer’s expense in connection with any litigation involving any portion of the Property, provided, Seller shall not be required to institute any proceedings in connection with the same.
15.5Attorneys’ Fees. If any legal action or any arbitration or other proceeding is brought or if an attorney is retained for the enforcement of this Agreement or any portion thereof, or because of any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover from the other reimbursement for the reasonable fees of attorneys and other costs (including court costs and witness fees) incurred by it, in addition to any other relief to which it may be entitled. The term “prevailing party” means the party obtaining substantially the relief sought, whether by compromise, settlement or judgment.
15.6Survival of Representations, Warranties, Covenants, Obligations and Agreements.
(a)Except as otherwise expressly provided below in this Section 15.6, none of the representations, warranties, covenants, obligations or agreements contained in this Agreement shall survive the Close of Escrow or the earlier termination of this Agreement.
(b)Notwithstanding the provisions of Section 15.6(a), the indemnification provisions of Buyer under Sections 4.3.1 and 14 hereof and the provisions of Sections 4.6, 11.2, 13.2, 15.3, 15.5, 15.17, 15.19 and 15.20 hereof (collectively, the “Surviving Termination Obligations”) shall survive the termination of this Agreement without limitation, and any claim based upon any breach of a representation or warranty, or a breach of a covenant, obligation or agreement included in any of the Surviving Termination Obligations shall be actionable and enforceable at any time after the date of the termination of this Agreement.
(c)Notwithstanding the provisions of Section 15.6(a), the indemnification provisions of Buyer under Sections 4.3.1, 14 and 10.5 hereof, the provisions of Sections 4.6, 10.1, 10.4, 10.8, 10.9, 11.2, 12.2, and 12.3 and the provisions of Sections 15.5, 15.17, 15.19 and 15.20 hereof (collectively, the “Surviving Closing Obligations”) shall survive the Close of Escrow without limitation, and any claim based upon any breach of a representation or warranty, or a breach of a covenant, obligation or agreement included in any of the Surviving Closing Obligations shall be actionable and enforceable at any time after the Closing.
(d)Notwithstanding the provisions of Section 15.6(a), the indemnification provisions of Seller under Section 14 hereof and the provisions of Sections 11.1, 12.1 and 15.23 hereof (collectively, the “Limited Surviving Closing Obligations”) shall survive the Close of Escrow only for a period of six (6) months immediately following the Closing Date, and any claim based upon any breach of a representation or warranty, or a breach of a covenant, obligation or agreement included in any of the Limited Surviving Closing Obligations shall be actionable and enforceable if and only if written notice of such claim is given to the party which allegedly breached such representation or warranty, or breached such covenant, obligation or agreement, within six (6) months after the Closing Date. Notwithstanding anything stated to the contrary in this Agreement, in no event shall Seller’s liability, if any, with respect to any Limited Surviving Closing Obligations and/or any Surviving Closing Obligations (but specifically excluding Seller’s liability, if any, with respect to Seller’s representations and warranties set forth in Sections 11.1(a) – (e) and Sections 11.1(m)-(o) above) exceed Five Million Dollars ($5,000,000.00) in the aggregate; provided further, however, that in no event shall Seller’s liability, if any, with respect to Seller’s representations and warranties set forth in Sections 11.1(a) – (e) and Section 11.1(m)-(o) above exceed Seven Hundred Fifty Thousand Dollars ($750,000.00) in the aggregate.
15.7Entire Agreement. This Agreement contains the entire agreement and understanding of the parties in respect to the subject matter hereof, and the parties intend for the literal words of this Agreement to govern and for all prior negotiations, drafts, and other extrinsic communications, whether oral or written, to have no significance or evidentiary effect. The parties further intend that neither this Agreement nor any of its provisions may be changed, amended, discharged, waived or otherwise modified orally except only by an instrument in writing duly executed by the party to be bound thereby. The parties hereto fully understand and acknowledge the importance of the foregoing sentence and are aware that the law may permit subsequent oral modification of a contract notwithstanding contract language which requires that any such modification be in writing, but Buyer and Seller fully and expressly intend that the foregoing requirements as to a writing be strictly adhered to and strictly interpreted and enforced by any court which may be asked to decide the question. Each party hereto acknowledges that this Agreement accurately reflects the agreements and understandings of the parties hereto with respect to the subject matter hereof and hereby waive any claim against the other party which such party may now have or may hereafter acquire to the effect that the actual agreements and understandings of the parties hereto with respect to the subject matter hereof may not be accurately set forth in this Agreement.
15.8Governing Law. This Agreement shall be governed by the laws of the State of New Jersey.
15.9Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
15.10Headings; Construction. The various headings of this Agreement are included for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and the neuter and vice versa. The use in this Agreement of the term “including” and related terms such as “include” shall in all cases mean “without limitation.” All references to “days” in this Agreement shall be construed to mean calendar days unless otherwise expressly provided and all references to “business days” shall be construed to mean days on which national banks are open for business.
15.11Time of Essence. Seller and Buyer hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and failure to perform timely any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of, and non-curable (but waivable) default under this Agreement by the parties so failing to perform.
15.12Partial Validity; Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
15.13No Third Party Beneficiaries. This Agreement is for the sole and exclusive benefit of the parties hereto and their respective permitted successors and assigns, and no third party is intended to, or shall have, any rights hereunder.
15.14Intentionally Omitted.
15.15Joint Product of Parties. This Agreement is the result of arms-length negotiations between Seller and Buyer and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Agreement and this Agreement shall not be construed against either party.
15.16Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included at, unless such last day is a Saturday, Sunday or legal holiday for national banks in California or New York City, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. Unless otherwise expressly provided herein, the last day of any period of time described herein shall be deemed to end at 5:00 p.m. (California time).
15.17Procedure for Indemnity. The following provisions govern actions for indemnity under this Agreement. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any liability that it may have to any indemnitee other than under this indemnity. If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.
15.18Waiver of Jury Trial. To the extent permitted by applicable law, the parties hereby waive any right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
15.19No Personal Liability. Notwithstanding anything stated to the contrary herein, Seller’s liability under this Agreement shall be limited to Seller’s interest in the Interests and neither Seller, Seller’s constituent partners and/or members, Seller’s asset manager, nor Seller’s directors, employees or agents shall have any personal liability hereunder.
15.20Joint and Several Liability. If Buyer or Seller is comprised of more than one individual or entity, all obligations and liabilities of Buyer and Seller, as applicable, under this Agreement shall be joint and several as to each of the individuals or entities comprising Buyer or Seller, as applicable.
15.21Bulk Sale. Buyer shall comply with N.J.S.A. 54:32B-22(c) and N.J.S.A. 54:50-38 in respect of the transaction contemplated by this Agreement and Seller shall cooperate, to the extent reasonably required, in connection with such compliance.  In furtherance thereof: (i) Seller shall prepare and deliver the Asset Transfer Tax Declaration (the “TTD”) in the form prescribed by the Director (the “Director”) of the New Jersey Division of Taxation (the “Division”), so that such form is received by the Division not more than five (5) days after receipt by Seller of written notice from the Division that it has received the Tax Notification

(defined below); and (ii) Buyer shall deliver a Notification of Sale, Transfer or Assignment in Bulk (Form C-9600) (a “Tax Notification”)  and a copy of this Agreement to the Director, by registered or certified mail or overnight delivery, so that such Tax Notification is received by the Director not less than ten (10) days prior to the Closing Date.  Seller shall promptly provide all information reasonably requested by Buyer to enable Buyer to complete the Tax Notification.  If, at any time prior to the Closing Date, the Director informs Buyer that the Division may have a claim for taxes imposed or to be imposed on Seller (a “Claim”), including, without limitation, any tax on any gain realized from the transaction contemplated by this Agreement and any interest or penalties on delinquent amounts (such taxes, interest and penalties, collectively, “Bulk Sale Taxes”), then Buyer and Seller shall proceed to Closing in accordance with the terms of this Agreement, provided, that, at the Closing, Buyer shall withhold from the Purchase Price an amount equal to the Claim and the Escrow Holder shall hold such amount (hereinafter referred to as the “Tax Escrow”) in escrow in accordance with the terms of this Agreement; provided further, however, that if the amount of Bulk Sales Taxes to be assessed in connection with such Claim is reasonably expected to exceed Two Million Dollars ($2,000,000.00), then Seller, at its option, may elect to either (a) extend the Closing Date to the earlier of the date which is (i) ten (10) Business Days after the resolution of the Claim, or (ii) sixty (60) days after the then existing Closing Date, or (b) terminate this Agreement, by delivering written notice of such election to Buyer on or prior to the then existing Closing Date; provided further, however, in the event Seller elects to terminate this Agreement pursuant to clause (b) above, Buyer may postpone Seller’s election to terminate this Agreement by extending the Closing Date to the earlier of the date which is (i) ten (10) Business Days after the resolution of the Claim, or (ii) sixty (60) days after the then existing Closing Date, by delivering to Seller written notice of the same on or prior to the Closing Date. In the event this Agreement is terminated pursuant to the provisions of this Section 15.21, the parties shall be released from all further obligations under this Agreement (except pursuant to any provisions which by their terms survive a termination of this Agreement), the Deposit shall be immediately returned to Buyer, Buyer shall be reimbursed by Seller for all of Buyer’s third party reasonable, actual and documented out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements and third party due diligence costs), in an amount not to exceed $100,000.00 in the aggregate, and Buyer shall immediately return all Property Information to Seller. If, after the Close of Escrow, the Director or Seller requests that Buyer pay all or any portion of the Claim on behalf of Seller, Buyer shall direct Escrow Holder to, and the Escrow Holder shall, promptly release to the Division of Taxation such amount from the Tax Escrow. If the Director informs the Buyer that the Claim has been fully paid or that Buyer has no further liability for the Claim, Buyer shall direct Escrow Holder to, and the Escrow Holder shall, promptly release the Tax Escrow (or the balance thereof) to Seller.  Notwithstanding anything to the contrary contained herein, Seller shall have the right to negotiate with the Director regarding the Claim; provided, however, that: (i) Buyer shall be entitled to comply with all instructions of the Director; (ii) the Closing Date shall not be delayed as a result of such negotiations; and (iii) Buyer shall not be liable for any amount in excess of the Tax Escrow.
15.22Interpretation. The terms and conditions of this Agreement shall be interpreted and construed to take into account the fact that the Interests are owned, collectively, by two different Sellers, and therefore, notwithstanding anything stated to the contrary in this Agreement, it is expressly understood and agreed by the parties hereto that each of the covenants, agreements, representations and warranties set forth in this Agreement are being made by each Seller, as to itself and the Interest it owns (and as to the Property it indirectly owns), and no covenants, agreements, representations and warranties of a Seller shall relate to the other Seller or any Interest owned by the other Seller.
15.23Post-Closing Net Worth Requirement. Seller hereby covenants that, from the Closing Date to the end of the six (6) month period following the Closing Date (the “Survival Period”), or, in the event Buyer has properly delivered written notice (in accordance with the provisions of Section 15.6(d)) to Seller prior to the expiration of the Survival Period for the breach of any of Seller's representations and warranties and has, no later than thirty (30) calendar days following the expiration of the Survival Period, brought an action with respect to any such breach claimed in such written notice, to the conclusion of such action, Seller shall maintain, or have access to, assets of no less than Five Million Seven Hundred Fifty Thousand and No/100 Dollars ($5,750,000.00). The provisions of this Section 15.23 shall survive the Close of Escrow for a period of six (6) months.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.
[Signatures on following pages]

“BUYER”

100-600 CAMPUS DRIVE, LLC,
a New Jersey limited liability company

By: /s/ Authorized Signatory
Name: Authorized Signatory
Its: Member

“SELLER”

KBSII REIT ACQUISITION I, LLC, a Delaware limited liability company

By:	KBS REIT PROPERTIES II, LLC, a Delaware limited liability company, it sole membership

	By:	KBS LIMITED PARTNERSHIP II, a Delaware limited partnership, its sole member

		By:	KBS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its general partner

			By:	/s/ Charles J. Schreiber, Jr. Charles J. Schreiber, Jr., Chief Executive Officer

KBSII REIT ACQUISITION II, LLC, a Delaware limited liability company

By:	KBS REIT PROPERTIES II, LLC, a Delaware limited liability company, it sole membership

	By:	KBS LIMITED PARTNERSHIP II, a Delaware limited partnership, its sole member

		By:	KBS REAL ESTATE INVESTMENT TRUST II, INC., a Maryland corporation, its general partner

			By:	/s/ Charles J. Schreiber, Jr. Charles J. Schreiber, Jr., Chief Executive Officer

AGREED TO THIS 23RD
DAY OF OCTOBER, 2019,
AS TO PROVISIONS RELATING TO
ESCROW HOLDER:
COMMONWEALTH LAND TITLE
INSURANCE COMPANY
By /s/ Authorized Signatory
Its AVP

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A	—	Description of Real Property
EXHIBIT B	—	Description of Personal Property
EXHIBIT C-1	—	List of Leases
EXHIBIT C-2	—	List of Contracts
EXHIBIT D	—	Form of Tenant Estoppel Certificate
EXHIBIT E	—	Form of Assignment
EXHIBIT F	—	Form of Assignment and Assumption of Purchase Agreement
EXHIBIT G	—	Intentionally Omitted
EXHIBIT H	—	Balance Sheets of Property Owners
EXHIBIT I	—	Form of Owner’s Affidavit
SCHEDULE 1-1	—	Description of New and Pending Lease Transactions (Buyer’s Responsibility)
SCHEDULE 1-2	—	Description of New and Pending Lease Transactions (Seller’s Responsibility)
SCHEDULE 2	—	Disclosures

EXHIBIT A
Description of Real Property
(Attached)

LEGAL DESCRIPTION
KBSII 100-200 CAMPUS DRIVE, LLC
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE BOROUGH OF FLORHAM PARK, COUNTY OF MORRIS, STATE OF NEW JERSEY AND IS DESCRIBED AS FOLLOWS:
Tract 1 - Fee Parcel:
Lot 4.02, Block 1201 as shown on a map entitled "Final Plat of Major Subdivision, Florham Park Corporate Centre, Phase 1, Block 1201, Lot 4, Borough of Florham Park, Morris County, New Jersey", prepared by Storch Engineers and filed in the Morris County Clerk's Office on November 23, 1988 as Map No. 4720.
Tract 2 - Fee Parcel:
Lot 4.04 in Block 1201 as shown on a map entitled "Final Plat of Major Subdivision, Florham Park Corporate Centre, Phase II, Block 1201, Lot 4, Borough of Florham Park, Morris County, New Jersey",prepared by Storch Engineers and filed in the Morris County Clerk's Office on September 15, 1989 as Map No. 4799.
Tract 3 - Easement Parcel:
Together with the beneficial easement rights as set forth in that certain Deed providing a perpetual non-exclusive access easement over and across Campus Drive, the Landscaping Islands (as defined in the Landscaping Maintenance Agreement), the Campus Drive Jug Handle (as defined in the Landscaping Maintenance Agreement) and the Campus Drive Jug Handle Basin (as defined in the Landscaping Maintenance Agreement) recorded in Book 3503, page 287, and in that Landscaping Maintenance Agreement dated October 17, 2000, recorded in Deed Book 5270, page 150, Morris County Clerk's Office, Morris County, New Jersey.
Tract 4 - Easement Parcel:
Together with the beneficial easement rights as set forth in that certain Deed providing a non-exclusive easement to develop, install, use, maintain, repair, inspect, remove and replace the Common Facilities (as defined in the Declaration), a non-exclusive easement in, upon, over, under, across, and through the Lots (as defined in the Declaration) for surface water drainage and runoff, and a non-exclusive blanket easement for entry upon, over, across, and through the Lots for the purpose for carrying out the objectives of the Declaration, as described in that Declaration of Cross-Easements recorded in Deed Book 4262, page 258, as amended by First Amended Declaration of Cross-Easements as set forth in Deed Book 4748, page 36.
BEING ALSO KNOWN AS (REPORTED FOR INFORMATIONAL PURPOSES ONLY):
Block 1201, Lot 7, on the official tax map of the Borough of Florham Park, County of Morris, State of New Jersey.
Block 1201, Lot 5, on the official tax map of the Borough of Florham Park, County of Morris, State of New Jersey.

LEGAL DESCRIPTION KBSII 300-600 CAMPUS DRIVE, LLC
THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE BOROUGH OF FLORHAM PARK, COUNTY OF MORRIS, STATE OF NEW JERSEY AND IS DESCRIBED AS FOLLOWS:
Tract 1 - Fee Parcel:
Lot 4.03 in Block 1201 as shown on a map entitled "Final Plat of Major Subdivision Florham Park Corporate Centre Phase II, Block 1201, Lot 4, Borough of Florham Park, Morris County, New Jersey" prepared by Storch Engineers and filed in the Morris County Clerk's Office on September 15, 1989 as Map No. 4799.
Tract 2 - Easement Parcel
Together with the beneficial easement rights as set forth in that certain Deed providing a perpetual non-exclusive access easement over and across Campus Drive, the Landscaping Islands (as defined in the Landscaping Maintenance Agreement), the Campus Drive Jug Handle (as defined in the Landscaping Maintenance Agreement) and the Campus Drive Jug Handle Basin (as defined in the Landscaping Maintenance Agreement) recorded in Book 3503, page 287, and in that Landscaping Maintenance Agreement dated October 17, 2000, recorded in Deed Book 5270, page 150, Morris County Clerk's Office, Morris County, New Jersey.
Tract 3 - Easement Parcel:
Together with the beneficial easement rights as set forth in that certain Deed providing a non-exclusive easement to develop, install, use, maintain, repair, inspect, remove and replace the Common Facilities (as defined in the Declaration), a non-exclusive easement in, upon, over, under, across, and through the Lots (as defined in the Declaration) for surface water drainage and runoff, and a non-exclusive blanket easement for entry upon, over, across, and through the Lots for the purpose for carrying out the objectives of the Declaration, as described in that Declaration of Cross-Easements recorded in Deed Book 4262, page 258, as amended by First Amended Declaration of Cross-Easements as set forth in Deed Book 4748, page 36.
BEING ALSO KNOWN AS (REPORTED FOR INFORMATIONAL PURPOSES ONLY):
Block 1201, Lot 6, on the official tax map of the Borough of Florham Park, County of Morris, State of New Jersey.

EXHIBIT B
Description of Personal Property
All Management Office Furniture
Five (5) Laptops
Five (5) Keyboards
Ten (10) Monitors
3 Yamaha Golf Carts
3 Dewalt 18V Drill
1 Dewalt 18V Sawzall
1 Milwaukee Cordless Sawzall
1 Dremel 3000
1 Dewalt Cordless Camera
2 Fluke 322 Tester
1 dewalt Circular Saw
28 6 feet ladders
6 8 feet ladders
1 Ridgid K-45 snake
1 Subaru EA 190V Power Washer
1 Bostitch Pancake GGOM200 Air Compressor
1 Bosch 11224 VSR Hammer drill
1 Milwaukee Cordless caulk gun
2 Ridgid 12 Gal Shop Vacuum
2 Redmax EBZ7150 Leaf Blower
4 24 feet Extension ladders
1 Billy Goat Leaf vacuum
1 Paslode Angled finish Nailer
1 Generac 8000 watts generator
1 Magnum Prox 19 Paint Sprayer

B-1

EXHIBIT C-1
List of Leases
(Attached)

C-1

List of Leases
100 Campus Drive
Cablevision Lightpath-NJ, Inc.
Building Access Telecommunications Lease – Wire Line – Fiber Optic dated July 1, 2008
Jersey Central Power & Light
Revocable License Agreement dated __, 2008
Amendment to Revocable License Agreement dated September 25, 2018
Reinsurance Management, Inc.; 7,188 sf, suite 101
Lease Agreement dated September ___, 1995
First Amendment to Lease dated July 28, 1997
Second Amendment to Lease dated February 21, 2002
Third Amendment to Lease dated January 2, 2003
Fourth Amendment to Lease dated October 19, 2006
Assignment and Assumption of Lease dated July 1, 2012
Guaranty of Lease Dated July 1, 2012
Fifth Amendment to Lease dated July 16, 2012
Leasing Commission Agreement dated September 20, 2012
Sixth Amendment to Lease dated October 16, 2017
Coldwell Banker Real Estate Services LLC d/b/a Coldwell Banker Residential Brokerage; 9,420 sf, suite 102
Lease Agreement dated October 17, 2016
Guaranty of Lease dated October 17, 2016
Lease Commencement Letter dated January 25, 2017
Bright Horizons Children’s Centers LLC; 2,482 sf, suite 104
Lease Agreement dated July 9, 2001
First Amendment of Lease dated May 2, 2011
Guaranty dated May 2, 2011
Second Amendment of Lease dated March 24, 2016
Fidia Pharma USA Inc.; 9,488 sf; suite 105
Lease Agreement dated February 27, 2017
Lease Commencement Letter dated July 17, 2017
Raich Ende Malter & Co., LLP; 7,829 sf, suite 106
Lease Agreement dated May 28, 2013
Lease Commencement Letter dated September 10, 2013
CBRE, Inc; 4,398 sf, suite 109
Lease Agreement dated April 27, 2011
First Amendment of Lease dated August 11, 2015
Steward Partners Global Advisory, LLC; 8,818 sf, suite 110

Lease Agreement dated December 21, 2018
Lease Commencement Letter dated June 17, 2019
Clausen Miller P.C.; 2,644 sf, suite 112
Lease Agreement dated February 4, 2013
Lease Commencement Letter dated April 17, 2013
First Amendment to Lease dated June 22, 2018
Dartcor Food Service; 1,982 sf, suite 113
Food Service Agreement dated September 9, 2008
First Amendment to Food Service Agreement dated June 6, 2016
Second Amendment to Food Service Agreement dated September 1, 2016
Third Amendment to Food Service Agreement dated July 1, 2017
Boyar & Suozzo, P.A.; 1,977 sf, suite 116
Lease Agreement dated March 10, 2014
Lease Commencement Letter dated June 26, 2014
First Amendment dated February 14, 2019
Hisamitsu America, Inc.; 4,526 sf; suite 117
Lease Agreement dated September 17, 2007
Commencement Date Letter dated November 29, 2007
Assignment and Assumption of Lease dated April 1, 2010
First Amendment of Lease dated November 29, 2012
Assignment and Assumption of Lease dated November 29, 2012
Second Amendment of Lease dated June 28, 2017
Conduent Incorporated; 32,865 sf (suite 200), 17,644 sf (suite 201), 6,175 sf (suite 340), 23,332 sf (suite
310) – total 80,016 sf
Lease Agreement dated October 13, 2016
First Amendment to Lease dated June 23, 2017
License Agreement dated July 12, 2017
Lease Commencement Letter dated February 15, 2017
Lease Commencement Letter for First Amendment space dated January 8, 2018
Second Amendment to Lease dated February 15, 2018
Amendment to License Agreement dated February 15, 2018
Third Amendment to Lease dated June 4, 2018
Lease Commencement Letter for Second Amendment space dated July 5, 2018
Lease Commencement Letter for Third Amendment space dated November 2, 2018
License Agreement dated February 20, 2019 (for suite 110)
Logical Design Solutions, Inc.; 20,681 sf; suite 205
Lease Agreement dated May 13, 2015
Waiver and Consent dated November 30, 2015
Lease Commencement Letter dated January 4, 2016
First Amendment of Lease dated June 27, 2019
Cellectar Biosciences, Inc.; 3,983 sf, suite 207

Lease Agreement dated June 4, 2018
Lease Commencement Letter dated October 25, 2018
Jacobs Levy Equity Management, Inc.; 22,983 sf (suite 211) and 2,368 sf (B4)
Lease Agreement dated July 17, 2001
Commencement Date Letter dated November 17, 2006
First License Agreement Amendment dated September 1, 2007
First Amendment to Lease dated April 3, 2010
Second Amendment to Lease dated September 2, 2014
The Weisscom Group LTD. D/B/A W2O Group; 24,956 sf; suite 300
Lease Agreement dated December 26, 2017
Merrill Lynch, Pierce, Fenner & Smith, Inc.; 50,518 sf (suite 350), 4,075 sf (suite 108), 644 sf (suite 114), 59 sf (suite 360), 750 sf (B2) - total 56,046 sf
Lease Agreement dated March 9, 1991
First Amendment to Lease dated October 29, 1993
Second Amendment to Lease dated February 27, 1995
Lease Subordination, Non-Disturbance and Attornment Agreement dated September 29, 1995
Third Amendment to Lease dated June 15, 1996
Executive Office Lease dated September, 1996
Fourth Amendment to Lease dated June 9, 1999
Fifth Amendment to Lease dated July 18, 2000
Sublease dated February 28, 2008
Consent to Sublease dated February 28, 2008
Sixth Amendment to Lease dated October, 27, 2010
License Agreement for Storage Space dated April 11, 2011
Seventh Amendment to Lease dated April 24, 2013
Eighth Amendment to Lease dated September 5, 2014
First Amendment to License Agreement dated October 13, 2014
Subordination, Nondisturbance and Attornment Agreement dated March 5, 2015
Wiss & Company, LLP; 41,513 sf, suite 400
Lease Agreement dated May 13, 2019
Unified Physician Management, LLC
Lease dated July 18, 2019
200 Campus Drive
Lightower Fiber Networks II, LLC
Telecommunications License Agreement dated June 8, 2017
Dartcor Food Service
Food Service Agreement dated January 31, 2011
First Amendment to Food Service Agreement dated June 6, 2016
Second Amendment to Food Service Agreement dated September 1, 2016

Third Amendment to Food Service Agreement dated July 1, 2017
Ameriprise Holdings, Inc.; 12,134 sf; suite 150
Lease Subordination, Non-Disturbance and Attornment Agreement dated March 17, 2011
Lease Agreement dated March 18, 2011
First Amendment of Lease dated November 21, 2016
Robert W. Baird & Co. Incorporated; 3,832 sf, suite 170
Lease Agreement dated May 25, 2017
Lease Commencement Letter dated September 22, 2017
Wells Fargo Clearing Services, LLC, F/K/A Wells Fargo Advisors, LLC, D/B/A Wells Fargo Advisors; 16,199 sf (suite 200), 3,103 sf (suite 165), 2,720 sf (suite 220), 3,050 sf (suite 221), 5,398 sf (suite 225) – total 30,470 sf
Lease Agreement dated February 16, 2016
Base Rent Credit Notice dated March 5, 2018
Subordination, Nondisturbance and Attornment Agreement dated March 17, 2016
First Amendment to Lease dated April 27, 2018
Newsome O’Donnell, LLC; 6,604 sf; suite 205
Lease Agreement dated July __, 2012
Clyde & Co US LLP; 21,962 sf; suite 300
Lease Agreement dated August 26, 2010
Subordination, Non-Disturbance and Attornment Agreement dated August 26, 2010
Lease Commencement Letter dated December 28, 2010
Caremark, L.L.C.; 27,346 sf (suite 310), 6,733 sf (suite 311) – total 34,079 sf
Lease Agreement dated July 18, 2013
Memorandum of Lease dated July 18, 2013
Reimbursement Agreement dated July 18, 2013
Amendment of Office Lease Agreement dated January 23, 2014
Subordination, Non-Disturbance and Attornment Agreement dated July 25, 2013
Wilson Elser Moskowitz Edelman & Dicker, LLP; 48,255 sf; suite 400
Lease Agreement dated June 30, 2010
Leonardo DRS, Inc.; 7,786 sf, suite 410
Lease Agreement dated February 15, 2019
Lease Commencement Letter dated June 6, 2019
NASS Enterprises LLC, D/B/A The Goddard School; 8,253 sf; suite 100
Guaranty of Lease dated March 20, 2015
Lease Agreement dated March 25, 2015
Lease Commencement Letter dated August 26, 2016
Cablevision

Telecommunications License Agreement dated April 13, 2016
300 Campus Drive
Shionogi Inc.; 5,889 sf( suite 110), 11,000 sf (suite 200), 12,790 sf (suite 210), 2,566 sf (suite 220), 25,527 sf (suite 300) – total 57,772 sf
Guaranty of Lease dated November 26, 2010
Lease Agreement dated November 29, 2010
Subordination, Non-Disturbance and Attornment Agreement dated November 29, 2010
First Amendment of Lease dated December 22, 2015
Amendment to Guaranty of Lease dated February 24, 2016
Morgan Stanley Smith Barney Financing LLC; 4,636 sf (suite 120), 5,083 sf (suite 111), 27,152 sf (suite 400) – total 36,871 sf
Lease Agreement dated July 19, 2000
First Amendment to lease dated April 16, 2008
Second Amendment to lease dated November 18, 2008
Assignment and Assumption of Leases dated May 31, 2009
Amendment of Lease dated December 24, 2014
Acknowledgement of Cost of Work dated February 15, 2015
Commencement Letter dated June 9, 2015
Amendment of Lease dated June 27, 2017
Documents from the 400 Building but part of the same lease at 300:
Agreement of Lease dated March 18, 1998
First Amendment to lease dated February 2, 1999
Second Amendment to lease dated April 16, 2008
Third Amendment to lease dated November 18, 2008
400 Campus Drive
PricewaterhouseCoopers, LLP; 47,797 sf (suite 400), 17,821 sf (suite 100), 23,297 sf (suite 120), 45,445 sf (suite 200), 48,603 sf (suite 300) – total 182,963
Lease Agreement dated December 30, 2014
Subordination, Nondisturbance, and Attornment Agreement dated December 31, 2014
Possession Date letter dated June 18, 2015
First Amendment to Lease dated September 8, 2015
Surrender of Swing Space dated November 1, 2016
Surrender of Swing space dated February 17, 2017
New Cingular Wireless PCS, LLC
Site Access Telecommunications Lease dated March 16, 2006

500 Campus Drive
Dartcor Food Service; 6,673 sf
Food Service Agreement dated October 10, 2008
Letter Agreement dated October 24, 2012
First Amendment to Food Service Agreement dated June 6, 2016
Second Amendment to Food Service Agreement dated September 1, 2016
Third Amendment to Food Service Agreement dated July 1, 2017
UBS Financial Services Inc.; 35,366 sf (suite 200), 8,838 sf (suite 210), 857 sf (suite 220) – total 45,061
Lease Agreement dated September 17, 1998
First Amendment to Lease dated August 5, 2008
Second Amendment to Lease dated June 23, 2011
Third Amendment to Lease dated February 1, 2012
Insperity Support Services L.P.; 16,200 sf; suite 300
Lease Agreement dated March 11, 2014
Amendment of Lease Agreement dated April 17, 2014
Commencement Letter dated June 30, 2014
Bank of America, National Association; 15,877 sf; suite 310
Lease Agreement dated December 4, 2013
First Amendment dated April 17, 2014
Lease Commencement Letter dated October 30, 2014
Second Amendment of Lease dated May 29, 2019
Accenture LLP; 13,762 (suite 320), 9,550 sf (suite 115) – total 23,312 sf
Lease Agreement dated May 5, 2004
First Amendment dated July 12, 2004
Second Amendment of Lease dated November 26, 2014
Lease Commencement Letter for Second Amendment space dated February 9, 2015
Third Amendment of Lease dated January 31, 2017
Lease Commencement Letter for Third Amendment space dated June 23, 2017
Greenberg Traurig LLP; 47,040 sf (suite 400), 4,302 sf (suite 330) -total 51,342 sf
Lease Agreement dated September 30, 2014
Subordination, Nondisturbance, and Attornment Agreement dated September 30, 2014
First Amendment of Lease Agreement dated September 18, 2015
Omnipoint Communications, Inc.

Site Access and Telecommunications Lease Dated March 1, 2008
Level 3 Communications, LLC
Telecommunications License Agreement dated March 10, 2017

Cablevision Lightpath NJ LLC
Telecommunications License Agreement dated September 25, 2017
600 Campus Drive
Drinker Biddle & Reath LLP; 4,409 sf (suite 100), 26,600 sf (suite 200), 26,870 sf (suite 300) – total 57,879 sf
Lease Agreement dated June 26, 2013
Second Amendment dated January 31, 2003
Third Amendment to Agreement of Lease dated June 26, 2013
Subordination, Non-Disturbance and Attornment Agreement dated June 27, 2013
Lease Commencement Letter dated April 8, 2014
Costar Realty Information, Inc.; 6,049 sf; suite 140
Lease Agreement dated December 1, 2014
Lease Commencement Letter dated December 11, 2014
Endurance Assurance Corporation; 26,996 sf (suite 400), 8,799 sf (suite 130) – total 35,795 sf
Lease Agreement dated November 27, 2013
Lease Commencement Letter dated February 7, 2014
First Amendment to Lease dated October 10, 2018
Subordination Non-Disturbance, and Attornment Agreement dated October 29, 2018 (date recorded)
Lease Commencement Letter dated April 15, 2019

EXHIBIT C-2
List of Contracts
(Attached)

C-2

C-2

C-2

C-2

EXHIBIT C-3
List of Construction Contracts

NAME OF CONTRACTOR	DATE OF CONTRACT	TYPE OF WORK	EXPECTED COMPLETION DATE	TOTAL CONTRACT SUM	AMOUNT PAID*	BALANCE DUE*

100 CAMPUS DRIVE

TKE	Aug-17	ELEVATOR MODERNIZATION	19-Nov	$ 1,475,374.10	$ 1,325,949.10	$ 149,425.00
Corporate Contracting	Sep-19	WISS & COMPANY/TI	1/15/2020	$ 2,929,222.81	$ -	$ 2,929,222.81
Protective Measures	Jul-19	WISS & COMPANY/TI	1/15/2020	$ 86,654.00	$ -	$ 86,654.00
Studio 1200	Jun-19	WISS & COMPANY/TI	1/15/2020	$ 284,150.00	$ 241,927.50	$ 42,222.50
TO BE DETERMINED		UNIFIED PHYSICIAN/TI	1Q20	$ 1,116,652.00	$ -	$ 1,116,652.00

200 CAMPUS DRIVE

TKE	Aug-17	ELEVATOR MODERNIZATION	19-Nov	$ 752,451.89	$ 681,732.69	$ 70,719.20

300 CAMPUS DRIVE

ROOFCO	Jul-19	ROOF REPLACEMENT	Oct-19	$ 141,688.71	$ -	$ 141,688.71
TO BE DETERMINED		PAVING	19-Nov	$ 38,300.00	$ -	$ 38,300.00

C-3

400 CAMPUS DRIVE

ROOFCO	Jul-19	ROOF REPLACEMENT	Aug-19	$ 263,573.10	$ 227,215.84	$ 36,357.26
TO BE DETERMINED		PAVING	19-Nov	$ 65,000.00	$ -	$ 65,000.00

500 CAMPUS DRIVE

ROOFCO	Jul-19	ROOF REPLACEMENT	Sep-19	$ 264,028.50	$ 223,303.84	$ 40,724.66
TO BE DETERMINED		PAVING	19-Nov	$ 65,000.00	$ -	$ 65,000.00
TO BE DETERMINED		BANK OF AMERICA /TI	TI Allowance Not Available	$ 246,094.00	$ -	$ 246,094.00
Until May 20202

600 CAMPUS DRIVE

ROOFCO	Jul-19	ROOF REPLACEMENT	Sep-19	$ 264,028.50	$ 223,303.84	$ 40,724.66
TO BE DETERMINED		PAVING	19-Nov	$ 38,300.00	$ -	$ 38,300.00

*As of _______________________, 2019

C-3

EXHIBIT D
Form of Tenant Estoppel Certificate
(Attached)

ADMIN 35895383v6

TENANT ESTOPPEL CERTIFICATE
The undersigned (“Tenant”) hereby certifies to _______________________________________, a ________________________________ (“Landlord”), ______________________________________________ (“Seller”), and ________________________, a _____________________________, and its successors and assigns (collectively, “Buyer”), as of the date of this estoppel certificate (“Estoppel Certificate”):
A.Tenant is the Lessee under that certain Lease dated ________________ relating to __________________ (the “Premises”), together with any amendments thereto (collectively, the “Lease”).
B.The dates of all amendments to the Lease are as follows:
C.There are no other agreements, oral or in writing, between Landlord and Tenant with respect to the Premises excepted as identified above.
D.The Lease is in full force and effect.
E.To Tenant’s actual knowledge, no default exists under the Lease by Landlord, nor, to Tenant’s actual knowledge, has any condition occurred which, but for the passage of time or the giving of notice, or both, would constitute a default by Landlord. To Tenant’s actual knowledge, Tenant is not in default under the Lease, nor, to Tenant’s actual knowledge, has any condition occurred which, but for the passage of time or the giving of notice, or both, would constitute a default by Tenant.
F.To Tenant’s actual knowledge, Tenant has no claim or demand against the Landlord.
G.Monthly base rent is equal to $______ and has been paid through _________________, 20__.
H.Tenant’s security deposit held by Landlord is $______________________.
I.Tenant has no right or option to purchase any portion of the real property upon which the Premises are situated.
Tenant acknowledges that this Estoppel Certificate is being given in order to induce Buyer to purchase, and Seller to sell, interests in Landlord, and for Buyer to take on the obligations of Landlord. Buyer, Seller and Landlord are entitled to rely upon this Estoppel Certificate.
Dated:__________________, 20__

“TENANT” By: ______________________________ ______________________________ (Print Name) (Title)

EXHIBIT E
Form of Assignment
(Attached)

E-1

FORM OF ASSIGNMENT AND ASSUMPTION OF INTERESTS
THIS ASSIGNMENT AND ASSUMPTION OF INTERESTS (this “Assignment”) is dated as of _________________ (“Transfer Date”) and is entered into by and between __________________, a __________________________ (“Assignee”), and ______________, a Delaware limited liability company (“Assignor”).
R E C I T A L S :
A.Assignor holds all of the membership interests (the “Interests”) in _______ pursuant to that certain _________________________ dated as of ________________ (the “Operating Agreement”).
B.Assignor wishes to transfer the Interests to Assignee, and Assignee has agreed to purchase the Interests on the terms and conditions described in that certain Membership Interest Purchase and Sale Agreement dated as of _____________, 20___ (the “Sale Agreement”).
C.In consideration of the covenants herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor and Assignee hereby agree to the following terms and conditions.
Terms and Conditions
1.Definitions. Capitalized terms used but not defined in this Assignment shall have the respective meanings set forth in the Sale Agreement.
2.Assignment. Assignor hereby transfers, assigns, sets over and delivers to Assignee all of the Interests held by Assignor, effective for all purposes as of the Transfer Date.
3.Assumption by Assignee. Assignee, by its acceptance of this Assignment, hereby assumes all obligations of Assignor as a member of _______ arising under the Operating Agreement as of the Transfer Date.
4.Captions. The captions and headings used in this Assignment are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.
5.Governing Law. This Assignment and the rights of the Assignor and the Assignee shall be governed by, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of laws.
6.Counterparts. This Assignment may be executed in several counterparts. If so executed, each of such counterparts shall be deemed an original for all purposes and all counterparts shall, collectively, constitute one agreement. In making proof of this Assignment, it shall not be necessary to produce or account for more than one such counterpart.
7.Limitation of Assignors’ Liability. Liability of the Assignor under this Assignment shall be limited as set forth in the Sale Agreement.
8.Parties Bound. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.
[Signature Page Follows]

E-1

Signature Page for Assignment and Assumption Agreement

“ASSIGNEE:”
By:
Name:
Title:

“ASSIGNOR:”
By:
Name:
Title:

E-2

EXHIBIT F
ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTEREST PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS
This Assignment and Assumption of Membership Interest Purchase and Sale Agreement and Escrow Instructions (“Assignment”) is entered into between ________________ (“Assignor”), and ________________ (“Assignee”), as of _________ __, 20__ (“Effective Date”).
RECITALS
A.Pursuant to the terms of that certain Membership Interest Purchase and Sale Agreement and Escrow Instructions dated _______, 20__ by and between _____________ (“Seller”), as seller, and Assignor, as buyer, as amended (the “Purchase Agreement”), Assignor agreed to acquire the Interests (as such term is defined in the Purchase Agreement).
B.Assignor desires to assign, without recourse, representation or warranty, all of its rights, benefits, liabilities and obligations arising under the Purchase Agreement (and related documents) to Assignee, and Assignee desires to assume all of said rights, benefits, liabilities and obligations subject to the terms of this Assignment.
NOW, THEREFORE, in consideration of the foregoing promises, the mutual undertakings of the parties set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:
1.Recitals. The above recitals are incorporated herein by reference.
2.Assignment and Assumption. Assignor hereby transfers, assigns and conveys to Assignee, without recourse, representation or warranty, express or implied, all of Assignor’s rights, interests, liabilities and obligations in, to and under the Purchase Agreement (and related documents). Assignee hereby assumes all such rights, interests, liabilities and obligations, and joins in all representations, warranties, releases, and indemnities, of Assignor under the Purchase Agreement (and related documents). Assignor agrees it shall not be released from its obligations under the Purchase Agreement as a result of this Assignment, and Assignee agrees that its acquisition of the Interests pursuant to the Purchase Agreement shall be subject to all terms and conditions thereof, including without limitation all release and as-is provisions of the Purchase Agreement. Notwithstanding the foregoing, (a) Seller shall have the right to deal exclusively with Assignee with respect to all matters pertaining to and/or arising out of the Purchase Agreement, (b) Assignor’s approval or consent shall not be required in connection with any amendment or modification to the Purchase Agreement hereafter entered into by and between Seller and Assignee, and (c) any and all amendments to the Purchase Agreement hereafter entered into by and between Seller and Assignee shall be binding on Assignor.
3.Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of the parties’ successors and assigns.

F-3

4.Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto.
Executed as of the date set forth above.
ASSIGNOR:
_______________
By:  _____________________________
Its:  _____________________________
ASSIGNEE:
_______________
By:  _____________________________
Its:  _____________________________

F-4

EXHIBIT G
Intentionally Omitted

G-1

EXHIBIT H
Balance Sheets
(Attached)
H-1

Database: KBSREALTY2	**PROJ LENDER BALANCE SHEET** **KBSREALTY 2 Database** **100 - 200 Campus Drive**	Page:	1
		Date:	10/15/2019
		Time:	09:24 AM
Accrual, Historical GAAP Report ID: KB_RTLENDBAL Format ID: RLENDBAL	Report includes an open period. Entries are not final.		

	Sep 2019
ASSETS	
Real Estate:	
Land	9,460,721.31
Building and Improvements	146,602,003.59
Tenant Origination & Absorption	17,268.81
Total real estate, cost	156,079,993.71
Less accumlated depreciation and amortization	(21,135,188.71)
Total real estate, net	134,944,805.00
Total real estate investments, net	134,944,805.00
Cash and cash equivalents	325,012.90
Rent and other receivables	6,400,287.55
Prepaids and other assets	6,729,846.72
Total assets	148,399,952.17
LIABILITIES & STOCKHOLDERS' EQUITY	
Notes Payable - Net	0.00
Accounts payable and accrued liabilities	1,246,976.69
Other liabilities	886,280.35
Total liabilities	2,133,257.04
Commitments and contingencies	
KBS REIT'S Stockholders' equity	146,266,695.13
Total equity	146,266,695.13
Total liabilities & stockholders' equity	148,399,952.17

H-1

Database: KBSREALTY2	**PROJ LENDER BALANCE SHEET** **KBSREALTY 2 Database** **300 - 600 Campus Drive**	Page: 1 Date: 10/15/2019 Time: 09:26 AM
Accrual, Historical GAAP Report ID: KB_RTLENDBAL Format ID: RLENDBAL	Report includes an open period. Entries are not final.	

	Sep 2019
ASSETS	
Real Estate:	
Land	9,121,036.69
Building and Improvements	153,535,047.13
Total real estate, cost	162,656,083.82
Less accumlated depreciation and amortization	(26,137,399.69)
Total real estate, net	136,518,684.13
Total real estate investments, net	136,518,684.13
Cash and cash equivalents	303,045.21
Rent and other receivables	15,770,110.21
Prepaids and other assets	10,085,248.00
Total assets	162,677,087.55
LIABILITIES & STOCKHOLDERS' EQUITY	
Notes Payable - Net	0.00
Accounts payable and accrued liabilities	343,179.72
Other liabilities	206,271.86
Total liabilities	549,451.58
Commitments and contingencies	
KBS REIT'S Stockholders' equity	162,127,635.97
Total equity	162,127,635.97
Total liabilities & stockholders' equity	162,677,087.55

H-2

EXHIBIT I
Form of Owner’s Affidavit
(Attached)

I-1

OWNER’S AFFIDAVIT
TITLE ORDER:
ESCROW ORDER:
PROPERTY:
COUNTY:
STATE:
KBSII REIT ACQUISITION I, LLC, a Delaware limited liability company, and KBSII REIT ACQUISITION II, LLC, a Delaware limited liability company (collectively, “Seller,” and individually, a “Seller”), as seller, and 100-600 CAMPUS DRIVE, LLC, a New Jersey limited liability company (“Buyer”), as buyer, are parties to that certain Membership Interest Purchase and Sale Agreement and Escrow Instructions (the “Purchase Agreement”) dated ________, 2019, as the same has been amended and modified, relating to the improved real property (the “Real Property”) referred to in Exhibit “A” attached hereto and made a part hereof and pursuant to the terms of which Seller has agreed to sell, and Buyer has agreed to purchase, all of Sellers’ interest in KBSII 100-200 Campus Drive, LLC, a Delaware limited liability company, and KBSII 300-600 Campus Drive, LLC, a Delaware limited liability company (collectively, the “Property Owners,” and, individually, a “Property Owner;” Each Property Owner, individually, owns a portion of the Real Property, as more particularly set forth in Exhibit A attached hereto.
In connection with the consummation of the transactions contemplated by the Purchase Agreement, and in connection with Commonwealth Land Title Insurance Company’s (the “Company”) issuing a new owner’s title policy in favor of each of the Property Owners (as to the portion of the Real Property each Property Owner owns), and issuing a non-imputation indorsement to each such owner’s title policy (collectively, the “Indorsements”), Each Seller, as to itself, and as to the Property Owner it owns, and as to the Real Property owned by such Property Owner, hereby represents and warrants to the Company the following:
1.Each Property Owner is organized and existing under the laws of the State of Delaware.
2.To each Seller’s actual knowledge, (i) each Property Owner’s operating agreement is in full force and effect, and (ii) no proceedings are pending for the dissolution of either Property Owner.
3.To each Seller’s actual knowledge, the leases described on Exhibit “B” attached hereto constitute all of the written leases affecting the Real Property with the current tenants of the Real Property.
4.To each Seller’s actual knowledge, except as disclosed in Exhibit ”C” attached hereto and made a part hereof, (a) there is no capital improvement work currently being constructed (or that was constructed during the last 6 months) on the Real Property that is the subject of a written contract with either Property Owner which could give rise to a mechanic’s or materialman’s lien on the Real Property, and (b) neither Property Owner has entered into any contracts for the furnishing of labor, materials, or services for construction purposes with respect to the Real Property to be furnished subsequent to the date of this owner’s affidavit.
5.Neither Seller shall hereafter permit the Property Owner it owns to cause any encumbrances or other instruments to be recorded against the Real Property owned by such Property Owner through the date of the closing under the Purchase Agreement.
6.To each Seller’s actual knowledge, other than as disclosed in that certain title commitment dated ___________, 2019, under order number ___________, and issued by the Company (the “Title Commitment”), and other than such other documents and/or instruments that may be recorded against the Real Property (whether or not disclosed in the Title Commitment), there are no liens, encumbrances, restrictions, easements or other adverse claims created by the Property Owners or their respective affiliates against title to the Real Property.
Each Seller, as to the representations and warranties made by such Seller as to the Property Owner its owns, and is to the Real Property owned by such Property Owner, hereby indemnifies the Company against any loss, cost or damage which the Company may suffer by virtue of any claim made under either of the Indorsements due to the existence of any lien, encumbrance, right, restriction, easement or other claim against, or with respect to, title to the Real Property which was not disclosed in the representations and warranties set forth above, but which should have been so disclosed in order to make all such representations and warranties true and correct in all material respects. Sellers understand that such loss, cost or damage includes any court costs and attorney’s fees expended by the Company in defending the title or interest of the Property Owners against any such lien, encumbrance, right, restriction, easement or other claim.
For purposes hereof, the “actual knowledge” of each Seller shall be limited to the actual knowledge (and not implied, imputed, or constructive) of Shannon Hill, who has been the asset manager for the Real Property for the last five (5) years and is the person that is most likely to know the information that is the subject of the representations and warranties made above. Notwithstanding anything contained herein to the contrary, the representations and warranties set forth in this owner’s affidavit shall only survive the closing of the transactions contemplated by the Purchase Agreement until ____________, 2020 [9 months after the Closing], after which date this owner’s affidavit shall be of no further force or effect and the Company shall have no further rights hereunder (notwithstanding that one or more of the representations and/or warranties set forth herein may prove to be incorrect). This owner’s affidavit is being executed for the sole and exclusive benefit of the Company and no other party or person shall have any rights hereunder. Seller hereby covenants that, from the date of this owner’s affidavit through the survival period referenced above (or, in the event the Company has delivered written notice to Seller prior to the expiration of such survival period for the breach of any of Seller's representations and warranties set forth above, and has, no later than thirty (30) calendar days following the expiration of such survival period, brought an action with respect to any such breach claimed in such written notice, to the conclusion of such action), Seller shall maintain, or have access to, assets of no less than Twenty Million and No/100 Dollars ($20,000,000.00).
Executed as of __________, 2019
[SIGNATURES ON NEXT PAGE]

SELLER:
_______________________________________________
_______________________________________________

EXHIBIT A
LEGAL DESCRIPTION
ATTACHED

EXHIBIT B
LIST OF LEASES
ATTACHED

EXHIBIT C
IMPROVEMENT WORK
ATTACHED

SCHEDULE 1-1
Description of New and Pending Lease Transactions (Buyer’s Responsibility)
1.None

SCHEDULE 1-2
Description of New and Pending Lease Transactions (Seller’s Responsibility)
(Attached)

SCHEDULE 2
Disclosures
1. None